                                                                   Exhibit 10.4

                    AMENDED AND RESTATED PURCHASE AGREEMENT

                                    BETWEEN

                         ADVANCED RADIO TELECOM CORP.

                                      AND

                           LUCENT TECHNOLOGIES INC.

                               TABLE OF CONTENTS

                                                             Page
ARTICLE 1

     DEFINITIONS............................................    1

ARTICLE 2

     PURCHASE OF THE NETWORK AND RELATED SERVICES...........   12

ARTICLE 3

     DESIGN AND CONSTRUCTION OF THE NETWORK.................   16
          3.1.  Configuration of the Network................   16
          3.2.  Construction of the Network.................   17
          3.3.  Forecasts...................................   17
          3.4.  Best in Class...............................   17
          3.5.  OEM Products................................   19
          3.6.  Reserved....................................   19
          3.7.  Radio Technology............................   19
          3.8.  Permits and Approvals.......................   20
          3.9.  Product Development.........................   20
          3.10. Availability................................   21
          3.11. Spare Parts.................................   21
          3.12. Punchlists..................................   21
          3.13. Facilities Access...........................   21

ARTICLE 4

     RELATED SERVICES.......................................   21
          4.1.  RS Orders for Related Services..............   21
          4.2.  Electronic RS Orders........................   22
          4.3.  Changes in RS Orders........................   22
          4.4.  Cancellation or Postponement of RS Orders...   22
          4.5.  RS Prices...................................   23
          4.6.  Terms of Payment............................   23


ARTICLE 5

     SUBCONTRACTORS.........................................   24
          5.1.  Subcontractors..............................   24
          5.2.  Seller's Liability..........................   24
          5.3.  No Effect of Inconsistent Terms in
                   Subcontracts.............................   24
          5.4.  Assignability of Subcontracts to Customer...   25
          5.5.  Removal of Subcontractor or
                   Subcontractor's Personnel................   25
          5.6.  Subcontractor Insurance.....................   25
          5.7.  Review not Relief of Seller Liability.......   25
          5.8.  Evaluation of Subcontractors................   25
          5.9.  Seller Warranties...........................   26
          5.10. Payment of Subcontractors; Indemnity of
                   Customer.................................   26

ARTICLE 6

     NETWORK DESIGN, ORDERS AND INVOICES....................   26
          6.1.  Initiation of Phases........................   26
          6.2.  Content of Orders...........................   27
          6.3.  Electronic Orders...........................   28
          6.4.  Bill and Hold Products......................   28
          6.5.  Changes in Orders...........................   28
          6.6.  Cancellation or Postponement of Orders......   29
          6.7.  Changes in Products or Licensed Materials...   30
          6.8.  Invoice Prices..............................   30
          6.9.  Terms of Payment............................   31
          6.10. Security Interest...........................   33
          6.11. Taxes.......................................   33
          6.12. Transportation and Packing..................   34
          6.13. Delivery and Acceptance.....................   34
          6.14. Provisional Acceptance......................   34

ARTICLE 7

     TITLE AND RISK OF LOSS.................................   36

ARTICLE 8

     LICENSED MATERIALS.....................................   36
          8.1.  License for Licensed Materials..............   36
          8.2.  Transfer and Relocation.....................   37
          8.3.  Installation of Software....................   39
          8.4.  Backwards Compatibility.....................   39
          8.5.  Software Support............................   39
          8.6.  Reserved....................................   39
          8.7.  Annual Release Maintenance..................   39
          8.8.  Notice......................................   40
          8.9.  Installation and Testing....................   40
          8.10. Software Fixes..............................   40

ARTICLE 9

     WARRANTY...............................................   41
          9.1.  ****** **********...........................   41
          9.2.  Product, Software and Service Warranties....   42
          9.3.  Scope of Warranties.........................   46
          9.4.  Effect of Customer Approvals................   47

ARTICLE 10

     PROJECT ADMINISTRATION AND FAILURE RESOLUTION..........   49
         10.1.  Appointment of Primary Contact Person.......   49
         10.2.  Progress Updates............................   50
         10.3.  Failure Reports; Response...................   50

ARTICLE 11

     OPEN ARCHITECTURE......................................   50
         11.1.  Open Architecture...........................   50

ARTICLE 12

     INFRINGEMENT...........................................   51

ARTICLE 13

     CUSTOMER'S REMEDIES....................................   52
         13.1.  EXCLUSIVITY OF REMEDIES.....................   52
         13.2.  Remedies for Failure to Provide
                   Point-to-Multipoint Radio Technology.....   53

*This confidential portion has been omitted and filed separately with the Commission.

ARTICLE 14
     USE OF INFORMATION.....................................   54

ARTICLE 15
     INSURANCE..............................................   55

ARTICLE 16
     TERMINATION............................................   55
         16.1.  Customer's Right to Terminate...............   55
         16.2.  Continuation of Work........................   56
         16.3.  Costs.......................................   57
         16.4.  Surviving Obligations.......................   57
         16.5.  Seller's Right to Terminate.................   57
         16.6.  Effect on Open Orders.......................   58
         16.7.  Termination of License......................   58
         16.8.  Special Termination Provisions..............   59
         16.9.  Financing...................................   59
         16.10. Change of Control...........................   59
         16.11. Material Adverse Change.....................   60
         16.12. Termination Process.........................   60

ARTICLE 17
     MISCELLANEOUS..........................................   60
         17.1.  Documentation...............................   60
         17.2.  Notices.....................................   60
         17.3.  Force Majeure...............................   61
         17.4.  Assignment..................................   61
         17.5.  Arbitration.................................   62
         17.6.  Independent Contractor......................   62
         17.7.  Confidentiality of Agreement................   62
         17.8.  Amendments..................................   63
         17.9.  Severability................................   63
         17.10. Waiver......................................   63
         17.11. Survival....................................   63

         17.12. Section Headings............................   63
         17.13. Choice of Law...............................   63
         17.14. Counterparts................................   63

ARTICLE 18
     ENTIRE AGREEMENT.......................................   64
         18.1.  Entire Agreement............................   64

                    AMENDED AND RESTATED PURCHASE AGREEMENT
                                    BETWEEN
                         ADVANCED RADIO TELECOM CORP.
                                      AND
                           LUCENT TECHNOLOGIES, INC.

     This Amended and Restated Purchase Agreement (hereinafter "Purchase Agreement" or "Agreement") is made effective as of the 24th day of July, 1998 ("Effective Date") by and between Advanced Radio Telecom Corp., a Delaware corporation, with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, Washington 98004 (hereinafter "Customer"), and Lucent Technologies Inc., a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter "Seller").

     WHEREAS Customer and Seller have entered into a Purchase Agreement dated April 24, 1998 providing for the Seller to design, configure, engineer, construct and sell to Customer a fully integrated, nationwide, wireless broadband data network for deployment in the United States which shall require Seller to design, configure, engineer, equip, install, build, test and service such network including the utilization of point-to-multipoint radio technology in accordance with the terms and conditions, and as otherwise set forth herein pursuant to this Agreement (as it may be amended from time to time);

     WHEREAS Seller and Customer wish to amend and restate said Purchase Agreement dated April 24, 1998 relating to the design, construction and sale of the above referenced network;

     WHEREAS Seller is willing to design, configure, engineer, construct and sell to Customer the above referenced network on the basis set forth in this Agreement; and

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Customer and Seller hereby agree to the following:

                                   ARTICLE 1

                                  DEFINITIONS

     For the purpose of this Agreement, the following definitions will apply:

     (a) "Acceptance Test Procedures" or "ATP" means the tests of the Network Infrastructure and the Network which are set out and administered in accordance with Exhibit A.

     (b)       "Affected Deliverable" shall have the meaning set forth in
               Section 3.4.

     (c) "Affiliate" of a corporation means its Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company.

     (d) "Allocation Period" means (i) an initial period commencing on April 24, 1998 and ending on the first month end after the date which is one year after Final Acceptance and commercial operation of at least one Initial Phase meeting Minimum Requirements and
               (ii) consecutive one year periods thereafter commencing on the day after expiration of such initial period.

     (e) "Applicable Permits" means any waiver, exemption, zoning, building, variance, franchise, permit, authorization, approval, license or similar order of or from any United States, foreign, federal, state, provincial, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of the Network or the work to be performed pursuant to the terms of this Agreement.

     (f)       "Assignment" shall have the meaning set forth in Section 17.4.

     (g) "ATM Switch" shall mean any electronic device using Asynchronous Transfer Mode protocol to connect an input port or originating connection to an output port or terminating connection.

     (h)       "Average Allocation" shall have the meaning set forth in Section
               2.8(b).

     (i) "Average Allocation Test" means Customer not having two consecutive Allocation Periods where the Average Allocation does not total at least ************, calculated in accordance with
               Section 2.8(b), including Cure Purchases.

     (j) "Backwards Compatible" means (i) with respect to Licensed Materials, the ability of newer or more advanced versions to function seamlessly with the two prior older or less advanced versions of Software or other Licensed Materials and with all existing in-service Seller Provided Products already installed in the Network, and (ii) with respect to Seller Provided Products, the interoperability and compatibility of such Seller Provided Products with existing infrastructure resulting in no reduction in the existing level of Functionality of the existing infrastructure. For the purposes of this definition, any particular version of

*This confidential portion has been omitted and filed separately with the Commission.

               Licensed Materials shall mean only a Software Upgrade or Software Enhancement.

     (k)       "Best In Class" shall have the meaning set forth in Section 3.4.

     (l) "Bill and Hold Products" means Products and/or parts thereof, which the customer requests and Seller agrees in writing to inventory or warehouse until final delivery into the Network.

     (m) "Change of Control" means the occurrence of any of the following events: (i) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of more than 50% of the securities entitled to vote for the election of Customer's directors, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Customer in one or a series of transactions (a "Business Combination"), in the case of either (i) or (ii), unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding customer common stock and outstanding customer voting securities immediately prior to such acquisition or Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Customer or all or substantially all of Customer's assets either directly or through one or more subsidiaries) or (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent board of directors of Customer at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination.

     (n)       "Change Order" shall have the meaning set forth in Section 6.5.

     (o)       "Characteristics" shall have the meaning set forth in
               Section 3.4.

     (p)       ********** ***** *** ************* ***** ** ****** *********
               ***** ********* ** ******* **

*This confidential portion has been omitted and filed separately with the Commission.

     (q) "Commercial Service" means, with respect to any Products or Licensed Materials, the use of such Products or Licensed Materials to bring non-trial, for fee services to any customer of Customer, and with respect to any Phase, the use of a Switching Center and at least one Hub to bring billable services to at least one customer of Customer.

     (r)       "Complete" shall have the meaning set forth in Section 6.9.

     (s) "Conditional Acceptance" of a Phase shall mean the point when all Products and Licensed Materials included in such Phase have been installed, all Services included in such Phase have been completed, all applicable Acceptance Test Procedures have been completed and a Punchlist for such Phase has been created.

     (t)       "Cure Purchases" shall have the meaning set forth in
               Section 2.8(b).

     (u)       "Customer Comparison" shall have the meaning set forth in
               Section 3.4.

     (v) "Customer Site" means any location, whether of Customer or of a customer of Customer, and all Products and Licensed Materials located there, including endpoint point-to-point or point-to-multipoint radios and the distribution hardware and software, to bring service to a Network user.

     (w)       "Deficiency Notice" shall have the meaning set forth in
               Section 3.4.

     (x)       "Deliverable" shall have the meaning set forth in Section 3.4.

     (y)       "Delivery Date" shall have the meaning set forth in Section 6.14.

     (z) Designated Processor means the type of product, processor or product line for which licenses to use Licensed Materials are granted.

     (aa) "Effective Date" shall have the meaning set forth in the Preamble.

     (bb) "Escalation Procedures" shall mean the escalation policies and procedures detailed on Exhibit L.

     (cc) "Expansion Phase" means a Phase in the construction of the Network which improves or increases Customer's data transmission services available beyond the services based on an existing Switching Center.

     (dd)      "Extended Warranty" shall have the meaning set forth in
               Section 9.2.

     (ee)      "Failure Report" shall have the meaning set forth in
               Section 10.2.

     (ff) "Final Acceptance " means, with respect to a Phase, when all Products and Licensed Materials included in such Phase have been installed, all Services to be performed in such Phase have been completed, and all items have been eliminated from the Punchlist for such Phase.

     (gg) "Firmware" means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such hardware.

     (hh) "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections).

     (ii)      "Force Majeure" shall have the meaning set forth in Section 17.3.

     (jj)      "Form" means physical shape.

     (kk)      "Forecast" shall have the meaning set forth in Section 3.3.

     (ll)      "Function" means an operation a particular Product performs.

     (mm) "Functionality" means the level or standard to which any Product performs its Function including, but not limited to, speed, accuracy and reliability.

     (nn) "Government Entity" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     (oo) "Hub" means a central point-to-point or point-to-multipoint radio location and associated hardware and software. A Hub may also be referred to as a Node.

     (pp)      "Information" shall have the meaning set forth in Article 14.

     (qq) "Initial Invoice Price" means, with respect to any Product, Licensed Materials, Services, or Related Services, (i) if such item is listed on Exhibits I or G as of the date hereof, the Invoice Price or RS Price, as of the date hereof or (ii) if such item is added to Exhibits I or G after the date hereof, the Invoice Price or RS Price at the date such item is added to Exhibits I or G.

     (rr) "Initial Measurement Period" shall mean the period commencing on April 24, 1998 and ending on the first month end after the date which is two years after the Final Acceptance and commercial operation of at least one Initial Phase meeting Minimum Requirements.

     (ss) "Initial Phase" means a Phase in the construction of the Network which involves the installation of a new Seller Provided Switching Center and associated Seller provided Products and Licensed Materials.

     (tt)      "Initiation Request" shall have the meaning set forth in
               Section 6.1.

     (uu)      "Invoice Prices" shall have the meaning set forth in Section 6.8.

     (vv) "IP Platform" means any electronic device capable of correctly routing a data stream consisting of data and address packets by using the Internet Protocol (IP).

     (ww) "Licensed Materials" means Software, Firmware and Related Documentation including Seller's Software, Firmware and Related Documentation and such Software, Firmware and Related Documentation as is provided to Seller by its Subcontractors and suppliers in each case for which perpetual, royalty free licenses are granted by Seller under this Agreement.

     (xx) "Lucent Competitor" means a competitor of Seller in the business of manufacturing and distributing communications systems, and related software and products.

     (yy) "Metropolitan Area Network" ("MAN") means a portion of the Network containing a Switching Center and all Hubs, Customer Sites and other associated Products and Licensed Materials connected thereto.

     (zz) "Minimum Requirements" means, with respect to any Phase, the use of point-to-multipoint radio technology and the installation of a Switching Center, at least two Hubs and at least ten Customer Sites, bringing service to at least twenty users.

     (aaa) "Net-Care" means the suite of Seller Services described on Exhibits E and G.

     (bbb) "Network" means a state-of-the-art, fully installed and integrated nationwide, wireless, packet-based, broadband data network, to be designed, configured, engineered, equipped, built, installed, integrated, tested and warranted by the Seller, which will utilize among other things point-to-multipoint and point-to-point radio technology and meet the Network Specifications set forth on Exhibit B and can include, among other services, (i) use of ********* for use in planning and designing the Network, (ii) ********************************** which are used in connection with the design and construction of the Network, (iii) network integration, planning and optimization services, (iv) communications software systems integration, (v) designing Network capability in the areas of customer care, surveillance, fault management and billing, (vi) installation, turn-up and a start-up period of technical and operations support, (vii) provisioning services related to the design and construction of the Network and management and provisioning software, (viii) Net-Care services related to network planning and construction, and
               (ix) program management services, including Switching Center, Hub site and Customer Site acquisition, civil engineering, construction and zoning services (which may be provided through a Subcontractor) (x) warranties and Extended Warranties on Products and Licensed Materials; provided, however, "Network" shall
                                       --------  -------
               not include (a) access to Seller's Network Reliability Center and on-going Network Reliability Center surveillance, fault management, customer care and data collection services beyond a defined start-up or Extended Warranty period, (b) technical and operations support services provided beyond a defined start-up or Extended Warranty period or (c) Net-Care services unrelated to the planning and construction of the Network, all of which shall be available under this Agreement as Related Services.

     (ccc) "Network Infrastructure" shall mean all Products and Licensed Materials comprising the Network.

     (ddd) "Network Reliability Center" means a service center performing surveillance, remote maintenance and diagnostic activities.

     (eee) "Network Specifications" means the technical specifications for Function and Functionality of the Network, which specifications shall include the representations set forth on Exhibit B.

     (fff)     "Node" means a Hub.

     (ggg)     "Notice of Completion" shall have the meaning set forth in
               Section 6.14.

     (hhh) "OEM Products" means third party Products and/or related components purchased by Seller for the purpose of incorporation into the Network other than Vendor Items.

     (iii)     "OEM Supplier" means a supplier to Seller of OEM Products.

*This confidential portion has been omitted and filed separtely with the Commission.

     (jjj) "Optional Software Features" means Software features for Products available to Seller's customers on an optional, separate fee, basis.

     (kkk)     "Order" shall have the meaning set forth in Section 6.2.

     (lll)     "PMP Solution" shall have the meaning set forth in
               Section 13.2(a).

     (mmm)     "Phase" means either an Initial Phase or an Expansion Phase.

     (nnn)     "Phase Plan" shall have the meaning set forth in Section 6.1.

     (ooo)     "Phase Proposal" shall have the meaning set forth in Section 6.1.

     (ppp)     "Phase Specifications" shall have the meaning set forth in
               Section 6.1.

     (qqq)     "Primary Build" shall have the meaning set forth in Section 6.14.

     (rrr)     "Primary Contact Person" shall have the meaning set forth in
               Section 10.1.

     (sss) "Product" means individual items of equipment hardware, and parts thereof to be included in the Network, but the term does not mean Software whether or not such Software is part of Firmware.

     (ttt) "Product ATP" means those Acceptance Test Procedures related to the performance and Function of an individual Product.

     (uuu)     "Product Developments" shall have the meaning set forth in
               Section 3.9.

     (vvv) "Product Specifications" means technical specifications for Form, Fit, Function and Functionality of particular Products or Licensed Materials, which specifications shall include the applicable representations regarding capacity and Functionality set forth on Exhibits C and D (as amended from time to time by mutual consent).

     (www)     "Provisional Acceptance" shall have the meaning set forth in
               Section 6.14.

     (xxx) "Provisional Acceptance Standards" means the criteria for performance of Network Infrastructure and the Network which such criteria are set out along with the procedures and tests for determining compliance with such criteria on Exhibit Q.

     (yyy) "Punchlist" means a list of the remaining, non-service affecting adjustments, additions, replacements and corrections, if any, to be made to a Phase or to Products or Licensed Materials used in a Phase at no cost to Customer, which list shall be negotiated in good faith by Seller and Customer after (i) such Phase has been installed and (ii) all applicable ATP's have been completed.

     (zzz)     "Purchase Price" shall have the meaning set forth in Section 2.2.

     (aaaa) "Related Documentation" means materials useful in connection with Software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications.

     (bbbb) "Related Services" means any services performed by Seller under this Agreement which are not performed in connection with the design or construction of the Network or in accordance with Sections 2.4 or 2.5. and are not included in the definition of the Network. Related Services include services described on Exhibit G and such other services agreed to by the parties from time to time.

     (cccc) "Responsibility Matrix" shall mean a comprehensive representation of the major responsibilities of Customer and Seller as determined for each Phase, the form of Responsibility Matrix being set forth in Exhibit F.

     (dddd)    "RS Change Order" shall have the meaning set forth in
               Section 4.3.

     (eeee) "RS Prices" shall be the prices for Related Services as set forth in Exhibit G.

     (ffff)    "RS Orders" shall have the meaning as set forth in Section 4.1.

     (gggg)    "Secondary Contact Person" shall have the meaning set forth in
               Section 10.1.

     (hhhh) "Seller Provided Product" means a Product manufactured by Seller or a Product supplied by Seller or its Subcontractors as an OEM Product.

     (iiii) "Services" means Seller provided services, including but not limited to, engineering, installation, warranty and/or extended warranty repair services, design, site acquisition, architectural and civil engineering services, provisioning, program management and integration to be performed by Seller under this Agreement in connection with the construction of the Network.

     (jjjj) "Short Term Note" means the Promissory Note of Customer payable to Seller dated June 10, 1998 in the stated principal amount of $10,000,000.

     (kkkk) "Software" means individual computer programs which are included in the Network consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including hardware containing a pattern of bits, representing such program; provided the term "Software" does not mean or include such medium.

     (llll) "Software Combined Release" means a Software Upgrade which is at any time combined with any Software Enhancement.

     (mmmm) "Software Enhancements" means modifications or improvements made to the Software relating to Products which improve performance, capabilities or capacity of the Software Revision Level with which it is associated. A Software Enhancement may also correct defects in earlier versions of the Software.

     (nnnn) "Software Maintenance Releases" means issues of Software which correct defects in preceding versions of the Software.

     (oooo) "Software Revision Level" means each version of Software that reflects any amendment, modification or change from the immediately preceding version.

     (pppp) "Software Upgrades" shall mean issues of Software which add to, improve or enhance existing Software Features and capabilities involving more extensive changes to the underlying source code or the user interface than is the case in a Software Enhancement. A Software Upgrade may also correct defects in earlier releases.

     (qqqq) "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

     (rrrr) "Specifications" means Network Specifications and Product Specifications.

     (ssss) "Standard Delivery Intervals" shall mean that Seller shall be capable of shipping Customer Site equipment, shipping Switching Center and Hubs, and supplying minimum defined amounts of Customer Sites, Hubs and Switching Centers within minimum amounts and in minimum time periods as defined on Exhibit 0.

     (tttt) "System ATP" means those Acceptance Test Procedures related to how a set of Products and Licensed Materials in a Phase integrates and functions together and with other portions of the Network.

     (uuuu) "Subcontractor" means a contractor, seller, supplier, licensor or other person, having a direct or indirect contract with Seller or with any other Subcontractor of Seller who has been hired specifically to assist Seller in certain specified areas of its performance of its obligations under this Agreement including, without limitation, the design and/or construction of the Network.

     (vvvv) "Subsidiary" means a corporation the majority of whose shares or other securities entitled to vote for election of directors is now or hereafter owned or controlled by such company either directly or indirectly, but such corporation shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists.

     (wwww) "Switching Center" shall mean the major point of presence (POP) in a market, which may include a core ATM switching platform, IP platforms and other associated Products and Licensed Materials necessary to conduct data packet switching.

     (xxxx)    "Termination Notice" shall have the meaning set forth in
               Section 16.10.

     (yyyy) "Total Contract Value" means $240,000,000; provided, however, if Seller provides or arranges financing of at least $600,000,000 on or before the date which is eighteen months from the date hereof on terms acceptable to Customer, the Total Contract Value shall equal $1,200,000,000.

     (zzzz) "United States" means United States of America, the District of Columbia and Puerto Rico.

     (aaaaa) "Vendor Item" means any Product or licensed material furnished by Seller to Customer under this Agreement but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications. Notwithstanding anything to the contrary in this Agreement, no Product or licensed material shall be designated a Vendor Item hereunder if Seller or any of its Affiliates (i) manufactures such Product or licensed material, (ii) provides such Product or licensed material to any other customer as, or generally offers such products or licensed materials as, an "OEM" product, or (iii) provides the Product or licensed material to any other customer with a warranty of the Seller.

                                   ARTICLE 2

                 PURCHASE OF THE NETWORK AND RELATED SERVICES

     2.1. Upon the terms and subject to all of the conditions contained herein, Seller will configure, design, engineer, equip, construct, install, test, service and sell to Customer, and Customer will purchase from Seller, the Network in exchange for Customer's payment of the Purchase Price as provided in
(S) 2.2.

     2.2. Upon the terms and subject to all of the conditions contained herein, Customer will pay to Seller a total purchase price (the "Purchase Price") for the Network that is not expected to exceed $1.2 billion. The actual Purchase Price will be determined by the parties based on the final design and specifications of the Network. The Purchase Price will be paid to Seller during the course of the construction of the Network in accordance with Article 6.

     2.3. In addition to the purchase of Network, Customer may purchase and the Seller may provide Related Services for prices which are specified in Exhibit G.

     2.4. In addition to the Network and Related Services provided under this Agreement, the Seller will provide to the Customer the following marketing support services at no cost to the Customer, so long as Customer is meeting the Average Allocation Test:

     (a)  *** *** ******* *************** ******* ********** throughout the term of this Agreement,

     (b)  *** ** ******** ********* ******* ********* ******* ********* for
          activities related to the Seattle, Washington and Phoenix, Arizona portions of the Network during the first year of this Agreement, and

     (c)  access to and use of ******** ******* ****** ******* ***********
          ****** **** *** ** ********* ********** ******* ******** ** *** ***
          *** ** ******* ********** **** ******* ********* ********* ******
          ******** ********** ******* *** **** ******** *********, and other
          Seller facilities mutually agreed upon throughout the term of this Agreement, provided however that each party will be responsible for the costs of transporting, maintaining and compensating its own personnel and any invitees.

     2.5. In addition to the Network and Related Services provided under this Agreement, Seller will, throughout the term of this Agreement and so long as Customer is meeting the Average Allocation Test, provide to Customer the support services of the following personnel in accordance with the descriptions of responsibilities set forth below ** ** **** ** ********:

*This confidential portion has been omitted and filed separtely with the Commission.

     (a)  *** *** ******* ******* **** **************,

     (b)  *** ** **** ********* ********* ********** ***********, as required,

     (c)  *** *** **** **** ***** **************, and

     (d)  *** *** ********* ******* ********* for Network support.

     The above personnel shall provide support in accordance with the following responsibilities:

     (e)  ******* **** ***************

          (i)    ******* **** ******** *** ************ ********** ***** **
                 ****** *** *********** ********* **** ****** *** ******* ***
                 ********;
          (ii)   **** ** * ***** ** ********** ** ******* *** ******** **
                 *********;
          (iii)  ******** ******** **** ******* *** ******** *********** **
                 ******** *** ********.

     (f)  ********* ********** ********:

          (i)    ******** ********* *** ******** ***** ** ************ ********
                 ** ********;
          (ii)   *********** *** ********* **** *** ******* ****** ******
                 ************* ** ********* *********;
          (iii)  ********* ********* *** ******** ************* *** ******** **
                 *****.

     (g)  **** **** ***** **************:

          (i)    ******* ******* ******** *** **** **** *** ****** ** **** ****
                 ********** ******** *******;
          (ii)   ********** *** ********* ************** **** **** **** *** ***
                 ********** ***********;
          (iii)  ********** *** ******* ******** ** ************ ******** ** ***
                 ********** ***** ** *** ***** ****** ** ***********.

     (h)  ****** ********:

          (i)    ******* ******** **** *********** ******* *** ******** *******;

*This confidential portion has been omitted and filed separtely with the Commission.

          (ii)   ******** ******** ******* ** ********* ******** *********
                 ************ *** ********** ************* ******.

     All on-site personnel will be located, from time to time, in such cities and offices that Customer reasonably requests, provided that Customer will make available office space in cities or locations where Seller does not have available facilities. In the event that Seller's on-site personnel cannot timely accomplish their responsibilities described in this Section 2.5 without assistance from off-site Seller personnel, the on-site personnel shall request, and Seller shall timely provide, such additional temporary personnel and assistance as may be necessary to reasonably support Sellers obligations. The on-site personnel shall be directly responsive to Customer's reasonable requests for assistance, and shall not be required to seek approval or instruction from off-site Seller personnel prior to providing requested assistance. Customer has the right at any time to require the removal and replacement of a member of the on-site personnel upon reasonable grounds and with reasonable prior notice to Seller. The cost of transporting, maintaining and compensating on-site personnel shall be borne by Seller.

     2.6. ******  ****** **** ****** ** ** ******* ** *** ******** ** *
********* ***** ** ** *** *** ******* ********* ***** ********** ** *******
***** **** ** ******** ** ****** *** **** *** ***** ******** **** ** ******** **
****** ****** *** ******* ******* ***** **** ********* *** *** ****** *********
******** ********** ******** ******* ******** ** ***** ***** ******** ***
******* ***** **** ********** ************ *** ***** ********** ******* **
********* ******** ** *** ************ **** ********** ** *********

     **** *** ********* **** ** **** ********** *** **** **** *** *****
********** ** ** ******** ***** *** *** ***** ******** ******* * ******** **
************* ****** ***** ******* ******** **** * ****** ** *** ******* *******
************ ** ** ******* ******* *** ********* ******* ** ** ****** **
******** ***** **** ******* ****  **** **** ******** ** ******* ******* ***** **
****** ** ******* ** ******** ******** **** ** ******** ** ****** ****** ***
**** ********* ** ************* ** **** **** *** ******* ***** ** ********* ***
****** ***** ******* ******** **** *** **** ****** ** *** ******* *******
*************

     2.7. Customer, at no charge to Seller, may suggest enhancements or provide other intellectual property which may be utilized by Seller in the development of Products for use in the Network and for sale by Seller. Customer agrees that Seller shall have exclusive and sole ownership of any Products developed by Seller using such information provided by Customer. If Seller utilizes Customer's intellectual property in the development of Products for sale to persons other than Customer, the parties agree to negotiate appropriate consideration for use of such intellectual property.

*This confidential portion has ben omitted and filed separately with the Commission.

     2.8. Total Contract Value.
          --------------------

          (a) Customer agrees that, subject to (i) the timely performance of Seller's material design and delivery obligations under this Agreement, (ii) the integration of point-to-multipoint technology into the Network, in accordance with Exhibit H, (iii) the availability of Seller's committed or arranged financing on terms acceptable to Customer, and (iv) the availability to Customer from Seller of a Network substantially all of which is comprised of Seller Provided Products, Licensed Materials and Services which are Best in Class at the time provided, with associated Invoice Prices which are competitive with market prices of similar products, licensed materials and services available from third parties, the sum of (w) all Orders placed (calculated as the sum of the Initial Invoice Prices of all Products, Licensed Materials and Services ordered thereunder, plus all other fees and charges paid under such Orders, excluding taxes and delivery costs), (x) all RS Prices on Related Services ordered, (y) the amount paid by Customer on Cure Purchases, and (z) any other payments by Customer under this Agreement, shall equal or exceed the Total Contract Value.

          (b) The parties expect that, in connection with realizing such Total Contract Value, Customer will place RS Orders and Orders which, calculated at the Initial Invoice Prices, would result in an Average Allocation of ************ of the Purchase Price for each Allocation Period. For purposes of this Agreement, the "Average Allocation" for any Allocation Period shall be calculated by averaging such RS Orders and Orders for that Allocation Period and all previous Allocation Periods, except that if during any Allocation Period Seller does not provide Customer with Products and Licensed Materials which are Best-In-Class and Customer purchases substitute products or licensed materials from a party other than Seller ("Cure Purchases"), the amount paid by Customer on Cure Purchases shall be included in the calculation of Average Allocation for that and all subsequent Allocation Periods,
               ******** **** *** ****** *** ******* *********** *******
               ******************* ******** ******* *** ****** **************
               ******** ** ******* * ***** ** ****** ** ** **** ** ***** ***
               **** *** ********* **** *** *********** ** ****** ****** ****
               ******** ***** *** ** ******* *** ********* **** ********* ** ***
               ******* ********** ****** *** ******* *********** ******,
               provided that Customer shall at all times have the right to purchase products and licensed materials from vendors other than Seller;

          (c) Notwithstanding the foregoing, in light of the expectations noted above and subject to (i) the timely performance of Seller's material design and delivery obligations under this Agreement,
               (ii) the availability of Seller's committed or

*This confidential portion has ben omitted and filed separately with the Commission.

               arranged financing for **** ******* on terms acceptable to Customer, (iii) the provision of Best in Class Products, Licensed Materials and Services at the associated Invoice Prices on
               Exhibit I, Customer commits to place RS Orders and Orders that will result in an Average Allocation of at least
               ************(calculated in accordance with Section 2.8(b), including Cure Purchases) by the end of the Initial Measurement Period.

     2.9. International Orders.  The parties agree that if the parties agree
          --------------------
upon the provision by Seller of products, licensed materials or services to Customer or its Subsidiaries in any territories outside the United States, the amount of any orders placed for such products, licensed materials and services shall be included in the calculation of Average Allocation pursuant to Section 2.8(b) hereof and Total Contract Value pursuant to Section 2.8(a) hereof.

                                   ARTICLE 3

                    DESIGN AND CONSTRUCTION OF THE NETWORK

     3.1. Configuration of the Network.  Seller will configure and engineer a
          ----------------------------
state of the art Network to provide wireless, packet-based, broadband data services in 80 to 100 major metropolitan areas throughout the United States, in accordance with the Specifications and Responsibility Matrix which may be updated or amended from time to time by mutual written agreement. In designing the Network, in order to accommodate the ultimate demands on the Network, Seller will assist Customer in evaluating the size and potential requirements of the market for wireless, broadband data services and in planning and structuring the Network to best realize such potential.

     3.2. Construction of the Network.  Seller will construct, install and
          ---------------------------
integrate the Network in a manner consistent with the Specifications and Phase Plans approved by the Customer, as they may be amended from time to time as mutually agreed. Seller's obligations include, among other things, the obligation to provide, install and integrate all necessary Products and Licensed Materials into the Network as mutually agreed by the parties. The Products, Licensed Materials and Services which Seller will make available include, but are not limited to, those listed on Exhibits C, D and E, respectively, which such Exhibits may be amended from time to time by mutual written consent or as otherwise provided herein. Seller shall furnish all drawings of Products and Network architecture and all other information reasonably requested in sufficient detail to indicate that the Network and each portion thereof comply with the Specifications.

     3.3. Forecasts.  Customer hereby agrees that within one month after the
          ---------
Effective Date, Customer shall provide Seller an initial, non-binding forecast of the portions of the Network to be constructed and delivered during the first year of this Agreement. Customer shall on a quarterly basis thereafter provide Seller a 12 month forecast ("Forecast") of the portions of

*This confidential portion has ben omitted and filed separately with the Commission.

the Network expected to be constructed and delivered. Such Forecast shall detail the quantity and network capacity requirements for Hubs, Switching Centers, Customer Sites and the Services to be included in such portions. To the extent Customer recognizes that the current Forecast is not accurate within +/-25%, Customer will update the forecast, whether or not an update is scheduled under this Section 3.3. The intent is to provide Seller with as much information regarding Customer's anticipated needs as early as practicable so that Seller may better respond to Customer's actual needs when they are finalized and to better enable Seller to meet the required delivery intervals.

     3.4. Best in Class.  Seller shall provide Products and Licensed Materials
          -------------
("Deliverables") that are the Best in Class as of the time any such Deliverable is ordered by Customer. Each Deliverable shall be deemed to be in a class with any other comparable products or licensed materials that are commercially available from Seller or from any other vendors for use in materially similar broadband services networks and which are compatible with Customer's Network.
*** *********** ******** ** ****** ***** ** ****** ** ** ***** ** ****** ****
*** ** ** ******** *** * *********** ** ***** **** ********* ************* ***
********** ** ******** ***** ******************* *** *** ******** *** **
********* *** *** ******* ************ ******* ******** ************ ********
*** ************** ***** ** *** **** ** **** ** *** *** **** *** ** **** **
****** **** ** ********* **** *** ***** ******** ** ******** ********* ** ***
***** *** **** ** ** ********** ************ ********* ******** ******
************ ******* ******** ************ ********* ************* ** **********
** ******** ***** ********** ******** ** **** ******** ** **** ***********
******** **** ***** ******** ** ******** ********* **** ***** ** ** **** ** ***
******** ******** ******* **** ******* *********** ******* *******************
***** ******** ******* **** ** *****

     Customer shall determine (such a determination a "Customer Comparison") whether each Deliverable made available by Seller under this Agreement is "Best in Class" in accordance with the preceding paragraph. Customer shall promptly give Seller written notice (a "Deficiency Notice") of the results of such a Customer Comparison, including a copy of all tests, if any, performed by Customer or its delegate, if Customer has concluded that the Deliverable is not Best in Class (an "Affected Deliverable").

     Seller shall, within ten (10) business days of a Deficiency Notice, notify Customer if it agrees that the Deliverable is not Best in Class. If Seller disagrees with the Deficiency Notice, it shall notify Customer within the ten
(10) business day period set forth above and the issue shall be mutually decided by Primary Contact Persons within an additional ten (10) business day period. Said decision will be binding on both Parties. If the Primary Contact Persons are unable

*This confidential portion has ben omitted and filed separately with the Commission.

to agree, then the matter shall be referred to a panel of three independent industry experts for resolution within twenty (20) business days, with one expert selected by each of Seller and Customer and the third to be selected by the first two.

     If Seller agrees with the Deficiency Notice or if the relevant Deliverable is determined to not be "Best in Class" in accordance with the immediately preceding paragraph, then (i) Customer may, at its sole option, and without prior notice or penalties pursuant to Section 6.6 or otherwise cancel any outstanding but unfilled orders for Products or Licensed Materials determined not to be Best in Class, and (ii) Seller shall, within ten (10) business days of a Deficiency Notice, notify Customer if it intends to develop and implement the changes necessary to regain the Best in Class status of the Affected Deliverable by, at Seller's option, either (a) providing a firm development plan and timetable to make the Affected Deliverable Best in Class, or (b) entering into an OEM arrangement with the manufacturer/supplier of the other comparable product or licensed materials, or (c) providing the relevant deliverable as a Vendor Item, or (d) if applicable, adjusting its price. Until (a), (b), (c) or
(d) is fully implemented and completed so that the relevant Deliverable is "Best in Class," Customer may purchase (or Seller may provide as a Vendor Item (if such item may be so designated)) the comparable product or licensed materials and related products or licensed materials directly from another manufacturer/supplier and apply such purchases to the Average Allocation in accordance with the provisions of Section 2.8(b) (except for Cure Purchases during the Initial Measurement Period as provided in Section 2.8(b)(ii)).

     If Customer disagrees with the development plan and timetable presented by Seller, it shall notify Seller in writing within ten (10) business days and the issue shall be mutually decided by the Primary Contact Persons within an additional ten (10) business day period. Said decision will be binding on both parties. If the Primary Contact Persons are in good faith unable to agree, then the matter shall be referred to a panel of three independent industry experts for resolution within twenty (20) business days, with one expert selected by each of Seller and Customer and the third to be selected by the first two.

     If Seller fails to meet its Best in Class obligations and such failure materially and adversely affects the performance of the Network, Customer, as its sole remedy, may, without liability and at the Customer's election, terminate this Agreement and shall be entitled to any right under Section 16.2.

     3.5. OEM Products.  Before Seller requests that any OEM Products be part of
          ------------
Seller's solution for design or construction of the Network and in all cases before the inclusion of any OEM Products in any Phase Proposal, Seller will (i) present test plans to Customer for Customer's reasonable approval or modification, (ii) give Customer the opportunity to participate in joint testing of the OEM Products, and (iii) permit Customer to approve or reject the use of any such OEM Products, provided however that Customer's right to reject a Seller selected OEM

Supplier must be based on noncompliance with Specifications, Allocation of Purchase Price, Form, Fit, Function, Functionality or suitability of the Product for ART's service offerings, as determined by ART.

     3.6. Reserved.
          --------

     3.7. Radio Technology.
          ----------------

          (a) Seller will provide and have available for integration into the Network in accordance with the schedule on Exhibit H point-to-multipoint radio technology capable of meeting the technical requirements detailed on Exhibit H. The parties agree that the inclusion of point-to-multipoint radio technology is fundamental to the success of the Network. If Seller fails to meet the development schedule on Exhibit H, Buyer will have the remedies set forth in Section 13.2.

          (b) To the extent requested by Customer, Seller will assist Customer in the integration of Customer's existing supply of equipment into the Network. Over the ninety (90) days from the date of this Agreement, or such longer period as determined jointly by the parties, Seller and Customer will jointly evaluate current point-to-point technology offerings of suppliers and potential suppliers. During this evaluation period, the parties will jointly meet with such suppliers and potential suppliers and assess the suitability of their capabilities for the needs of the Network. At the end of such period, Customer and Seller shall designate a supplier and agree upon radio specifications, ongoing improvements in specifications and delivery dates for such point-to-point technology, which will be included on Exhibit C to this Agreement. Seller will cause such point-to-point technology to be offered to Customer as an OEM Product as soon as practicable.

     3.8. Permits and Approvals.  The Responsibility Matrix included in each
          ---------------------
Phase Plan shall indicate whether or not any Applicable Permits (in connection with the construction and sale of the Network) required by any Government Entity relating to the manufacture, importation, safety or use of the Products, Licensed Materials, or the subject Phase of the Network will be the sole responsibility of Seller. With respect to Phases for which Seller is responsible for the Applicable Permits, prior to the commencement of any activities by Seller or any of its Subcontractors in connection with such Phase, upon written request of Customer, Seller will furnish Customer with evidence that such Applicable Permits have been obtained and are in full force and effect to the extent that Applicable Permits are necessary for the commencement or undertaking of such activities, and from time to time thereafter Seller, upon the reasonable written request of Customer, will provide such further evidence as Customer will deem reasonably necessary.

     3.9.  Product Development.  Seller shall provide Customer with reasonable
           -------------------
notice of any Product or Licensed Materials developments, innovations and/or technological advances (collectively "Product Developments") relevant to the Network prior to or concurrent with giving such notice to any other customer or otherwise making any such Product Development public within the relevant marketplace; provided that Seller will not be obligated to provide Customer such notice before any other customer if doing so would breach any contractual obligation to any other customer; provided further that any such notice pursuant to this Section 3.9 need not include any information originated by another customer which is proprietary to such other customer of Seller. For the purposes of this Section 3.9 the term "Seller" includes Seller and its Affiliates. Customer is offered the option, (a) with respect to radio Products Developments to witness and/or participate in any development and /or testing process to the same extent Seller or its Affiliates participates in such processes, and (b) with respect to non-radio Product Developments, to witness and/or participate in any alpha testing, beta testing and, as determined on a case-by-case basis in Seller's reasonable discretion, initial and early system testing and/or application of any such Product Development. Customer's option shall not apply to a Product Development originated by another customer of Seller which includes information which is proprietary to such other customer; and any such testing of Product Developments will be subject to (i) scheduling as reasonably determined by Seller, and (ii) the qualification that the Network meets the technical requirements for the testing of such Product Development (or otherwise that Customer is willing to update the Network or a portion thereof to meet such requirements).

     3.10. Availability.  Seller shall at all times be capable of meeting its
           ------------
Standard Delivery Intervals.

     3.11. Spare Parts.  For a period of three (3) years following the
           -----------
discontinuation of availability of any Seller Provided Products or Licensed Material which such discontinuation shall be preceded by written notice at least one year prior to discontinuation, Seller shall make spare parts, or their functional equivalent, available for purchase by Customer, so that Customer may meet existing obligations relative to the Products or Licensed Materials included in the Network. The prices charged for the spare parts following the termination of this Agreement shall be Seller's then current published list price or, if no list price is then published, its then current pricing policy.

     3.12. Punchlists.  Seller agrees to resolve any items on any Punchlist as
           ----------
quickly as practicable. Notwithstanding anything in this Agreement, Seller's obligation to resolve Punchlist items shall not be subject to any financial limitation, including without limitation, those limitations set forth in Section 13.

     3.13. Facilities Access.  Each Party shall provide the other reasonable
           -----------------
access to its facilities required in connection with the performance of their respective obligations under the Agreement. No charge shall be made for such access. Reasonable prior notification will be given when access is required. Neither party shall require releases of any personal rights in connection with visits to its premises.

                                   ARTICLE 4

                               RELATED SERVICES

     4.1. RS Orders for Related Services.  Customer may from time to time submit
          ------------------------------
orders ("RS Orders") for Related Services, which RS Orders shall incorporate and be subject to the terms and conditions of this Agreement. All RS Orders, including electronic Orders, shall contain the information as detailed below:

          (i) Complete and correct information regarding the place of performance of such Related Services;

          (ii)   Quantity and type of Related Services being ordered;

          (iii) Requested Delivery Date (in accordance with Seller's Standard Delivery Intervals for Related Services); and

          (iv)   Reference to this Agreement.

     RS Orders not rejected in writing within ten (10) days shall be deemed accepted. Seller shall perform in accordance with any accepted RS Order. Terms and conditions on Customer's RS Order which are inconsistent with the provisions of this Agreement shall be ineffective, void and of no force and effect.
Seller reserves the right to place any order on hold or reject an RS Order due to a payment default by Customer.

RS Orders which are not electronic shall be sent to the following address:

          Lucent Technologies Inc.
          Customer Service
          6701 Roswell Road
          Building D - 3rd Floor
          Atlanta, GA  30328-2501

     4.2. Electronic RS Orders.  Electronic RS Orders shall be binding on
          --------------------
Customer notwithstanding the absence of a signature. Electronic RS Orders shall be sent in accordance with instructions to be provided by Seller.

     4.3. Changes in RS Orders.  Other than changes to the "place of
          --------------------
performance" or "bill to" addresses which may be changed at any time at least ten (10) days prior to performance or billing, changes by Customer to an RS Order which has been previously accepted by Seller (an "RS Change Order"), are subject to acceptance by Seller. In the event Seller accepts an RS Change Order and such change affects Seller's ability to meet its obligations under the original order, any RS Price or RS Services completion date quoted by Seller with respect to such original order is subject to change. Seller will provide to Customer written quotations and expected completion dates for any requested RS Change Orders.

     4.4. Cancellation or Postponement of RS Orders.  Customer has the right at
          -----------------------------------------
any time before relevant RS Services have already been performed to cancel or postpone any RS Order, in whole or in part, upon advance written notice to Seller. If such a cancellation or postponement is made at least fifteen (15) days prior the scheduled performance date for the subject RS Services to be included in such RS Order (or portion thereof), Customer will not owe any cancellation or postponement charge in connection with such Order (or portion thereof). If Customer cancels an RS Order or portion thereof less than fifteen
(15) days prior to the scheduled performance date for RS Services to be performed thereunder, Customer shall pay to Seller a cancellation charge equal to Seller's reasonably incurred out of pocket expenses. For RS Services in process, Customer agrees to pay a cancellation fee equal to the price of all RS Services rendered to date and not paid for, plus Seller's reasonably incurred out of pocket expenses for those RS Services ordered by Customer and subsequently canceled. Notwithstanding the above, the termination provisions related to maintenance and Extended Warranty type RS Services are as follows: prior to commencement of maintenance service, Customer may cancel coverage at no charge and receive a refund for any prepaid amount. After commencement of maintenance service, Customer may terminate coverage upon 30 days written notice and upon such termination shall pay a termination charge equal to 10% of the monthly charges for twelve (12) months or ten percent (10%) of the charges for the remainder of the maintenance period whichever is less. For prepaid agreements, Seller will refund or credit the pro rata price for the remainder of the maintenance period less a termination charge of ten percent (10%) of the monthly charges for twelve months or ten percent (10%) of the charges for the remainder of the maintenance period, whichever is less.

     4.5. RS Prices.  Unless otherwise agreed to by the parties, the prices to
          ---------
be paid for RS Services ("RS Prices"), shall be as set forth in Exhibit G. For RS Services to be offered in the future which are not listed on Exhibit G as of the date hereof, such RS Services will be offered at RS Prices to be mutually agreed upon by the parties. At least every two years, beginning on the second anniversary of the date of this Agreement, representatives of Seller and Customer will negotiate in good faith to agree on amendments to Exhibit G. Customer has the right to terminate this Agreement without penalty if, acting reasonably and in good faith, Seller and Customer fail to agree on any scheduled amendments to Exhibit G within one month of each anniversary.

     4.6. Terms of Payment.  Seller shall bill Customer and shall submit
          ----------------
invoices to Customer covering RS Orders, or portions thereof, that became billable under the terms of this Agreement. Such invoices shall be in reasonable detail. Delivery of invoices shall be made in accordance with the notice provisions of Section 17.2. Payment of all invoices shall be net 30 days from effectiveness of such notice (as set forth in Section 17.2.)]

     All amounts due for Related Services shall become billable in accordance with Exhibit G.

     Customer shall pay all amounts due Seller hereunder using Electronic Funds Transfer ("EFT"). EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the remittal to Seller's Manager of Cash Operations at 770-750-4288.

          Chase Manhattan Bank
          New York, New York
          Account Name:  Lucent Technologies Inc.
          ***** ***********
          *** *********

     Customer agrees to review all invoices furnished by Seller hereunder upon receipt and notify Seller of any billing discrepancies within fifteen (15) days of receipt of the applicable invoice. Notice of such discrepancies can be directed to Seller in writing or by telephone. Such notices shall be made to the telephone number or, if in writing, to the address identified on the invoice. Customer shall not be required to pay Seller on such disputed invoice items in net 30 days as required by the first paragraph of this Section 4.6. Irrespective of any failure to provide notice of any billing discrepancies within the fifteen days provided for in this Section 4.6, Customer shall maintain its right to seek resolution of billing discrepancies after payment and lack of notice shall not be deemed a waiver of any rights.

*This confidential portion has ben omitted and filed separately with the Commission.

                                   ARTICLE 5

                                SUBCONTRACTORS

     5.1. Subcontractors.  Seller will select Subcontractors in connection with
          --------------
the performance of its obligations hereunder such that all Products, Licensed Materials and Services provided by any such Subcontractors meet the Customer Specifications and reliability and performance requirements set forth in this Agreement. Regardless of whether or not Seller obtains approval from Customer of a Subcontractor or whether Seller uses a Subcontractor recommended by Customer, use by Seller of a Subcontractor will not, under any circumstances:
(i) give rise to any claim by Seller against Customer if such Subcontractor breaches its subcontract or contract with Seller; (ii) give rise to any claim by such Subcontractor against Customer; (iii) create any contractual obligation by Customer to the Subcontractor; (iv) give rise to a waiver by Customer of its rights to reject any Products, Licensed Materials or Services due to deficiencies therein; or (v) in any way release Seller from being solely responsible to Customer for the obligations to be performed under this Agreement.

     5.2. Seller's Liability.  Seller is the general contractor for the design
          ------------------
and construction of the Network and remains responsible for all of its obligations under this Agreement, regardless of whether a subcontract or supply agreement is made or whether Seller relies upon any Subcontractor to any extent. Seller's use of Subcontractors for any of the work will in no way increase Seller's rights against or diminish Seller's liabilities to Customer with respect to this Agreement, and in all events, except as otherwise expressly provided for herein, Seller's rights and liabilities hereunder with respect to Customer will be as though Seller had itself performed such work. Except to the extent caused by Customer, Seller will be liable for any delays caused by any Subcontractor as if such delays were caused by Seller.

     5.3. No Effect of Inconsistent Terms in Subcontracts.  The terms of this
          -----------------------------------------------
Agreement will in all events be binding upon Seller regardless of and without regard to the existence of any inconsistent terms in any agreement between Seller and any Subcontractor whether or not and without regard to the fact that Customer may have directly and/or indirectly had notice of any such inconsistent term.

     5.4. Assignability of Subcontracts to Customer.  Seller shall use all
          -----------------------------------------
reasonable efforts to have each agreement between Seller and a Subcontractor contain a provision stating that, in the event that Seller is terminated for cause, convenience, abandonment of this Agreement or otherwise, (i) each Subcontractor will continue its portion of the work to be performed hereunder as may be requested by Customer and (ii) such agreement permits assignment thereof without penalty to Customer at the option of Customer and for the same price and under the same terms and conditions as originally specified in such Subcontractor's agreement with Seller.

     5.5. Removal of Subcontractor or Subcontractor's Personnel.  Customer has
          -----------------------------------------------------
the right at any time to require removal of a Subcontractor and/or any of a Subcontractor's personnel from work on the Network upon reasonable grounds and reasonable prior notice to Seller. The exercise of such right by Customer will have no effect on the provisions of subsections 5.1 and 5.2.

     5.6. Subcontractor Insurance.  Seller must require its Subcontractors to
          -----------------------
obtain, maintain and keep in force during the time they are engaged in providing Products, Licensed Materials and Services hereunder the following insurance coverage (1) Worker's Compensation and related insurance as required by law; and, (2) employer's liability insurance with a limit of at least five hundred thousand ($500,000.00) dollars for each occurrence; (3) comprehensive general liability insurance, with a limit of at least one million ($1,000,000.00) dollars per occurrence; (4) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000.00) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000.00) dollars for each occurrence of property damage, and one million ($1,000,000.00) dollars
for any one occurrence.   Seller will, upon Customer's request, furnish Customer
with evidence of such insurance in form and substance reasonably satisfactory to Customer. All such insurance will be subject to Customer's approval. All Subcontractors must be of bondable financial condition. Nothing herein will be deemed to bar Seller or any Subcontractor from obtaining such insurance on a project basis for each of the Subcontractors participating in such project.

     5.7. Review not Relief of Seller Liability.  Any inspection or review by
          -------------------------------------
Customer permitted under this Agreement of any portion of the work by the Seller or any Subcontractor will not relieve Seller of any duties, liabilities or obligations under this Agreement, but nothing contained in this Section 5.7 will be deemed to limit the effect of any express waiver given by Customer to Seller pursuant to and in accordance with the terms of this Agreement.

     5.8. Evaluation of Subcontractors.  Seller and Customer agree to develop a
          ----------------------------
plan to evaluate products and materials provided by Subcontractors (which shall include product testing and integration testing). Any expenses of such agreed upon evaluation shall be included in the Purchase Price of the Network.

     5.9. Seller Warranties.  Except as otherwise expressly provided in Article
          -----------------
9, the warranties of Seller pursuant to Article 9 will be deemed to apply to all Products or Licensed Materials supplied or work performed by any Subcontractor as though Seller had itself performed such work. The parties agree that all warranties relating to Products, Licensed Materials and work performed by any third parties shall, to the extent permitted, be passed through to Customer. Except as otherwise specifically provided in Article 9, the Parties agree that such warranties will not be enforceable merely on a "pass-through" basis but that Customer may proceed directly against Seller with respect to such warranties. In addition, Customer may, but will not be obligated to, enforce such warranties of any Subcontractor to the extent that Customer determines that Seller is not paying and/or performing its warranties; provided that any such election by the Customer will not relieve Seller from any obligations or liability with respect to any such warranty.

     5.10. Payment of Subcontractors; Indemnity of Customer.  Seller must make
           ------------------------------------------------
all payments to all Subcontractors (except in the case of legitimate disputes between Seller and any such Subcontractor arising out of the agreement between Seller an such Subcontractor) in accordance with the respective agreements between Seller and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against Customer, the Network or any part thereof. Seller will indemnify and hold Customer and its Affiliates, directors, officers, agents and employees (each an "Indemnitee") harmless from and against all Subcontractor claims, demands, suits, proceedings, damages, costs, expenses, liabilities or causes of action brought against or incurred by an Indemnitee; provided, however, Seller shall not indemnify Customer for any claims or liabilities which arise solely due to Customer's material breach of this Agreement or gross negligence.


                                   ARTICLE 6

                      NETWORK DESIGN, ORDERS AND INVOICES

     6.1.  Initiation of Phases.  Phase Plans may be developed under either of
           --------------------
the following two processes:

           (a) Customer will from time to time initiate requests (an "Initiation Request") for the design of Phases by delivering to Seller written notice which may include the geographic area to be covered or enhanced, traffic capacities, coverage requirements and the required Functionality of the Phase ("Phase Specifications"). Upon receipt of an Initiation Request, Seller will, in cooperation with Customer, prepare a proposal, incorporating the terms and conditions of this Agreement, for the design, engineering, equipping, construction, installation, integration and testing of the Phase required to comply with the Initiation Request, which proposal will include the proposed allocation of the Purchase Price, a detailed description of the Products and Licensed Materials to be utilized and Services to be provided, confirmation of the Phase Specifications, a Responsibility Matrix, a development timeline incorporating intermediate milestones and Delivery Dates (a "Phase Proposal"). Seller shall deliver Phase Proposals to Customer upon receipt of an Initiation Request in accordance with the following schedule. For the first 3 Phase

               Proposals, Seller shall deliver a Phase Proposal to Customer within thirty (30) days of receipt of the Initiation Request. For all Phase Proposals thereafter, Seller shall deliver the Phase Proposal to Customer within fifteen (15) days of receipt of the Initiation Request. Customer may approve of the Phase Proposal, reject the Phase Proposal, or request modifications in the Phase Proposal. If Customer rejects the Phase Proposal, Customer shall provide Seller reason for such rejection. If Customer requests modifications in the Phase Proposal, Customer and Seller will cooperate in good faith to promptly revise the Phase Proposal so that it is acceptable to both parties; or

           (b) Customer may develop a Phase Proposal which shall include intermediate milestones and Delivery Dates that are consistent with Seller's Standard Delivery Intervals and which shall be subject to Seller's reasonable acceptance.

     If the Parties have been unable to agree on a Phase Proposal within 5 business days of the delivery of the Phase Proposal, the Phase Proposal will automatically be referred to the Primary Contact Person of both parties in the department(s) related to the issue(s) in dispute for their review and good faith negotiation of an acceptable Phase Proposal within 10 business days. An accepted Phase Proposal shall constitute a "Phase Plan." If a Phase Proposal has not been agreed to within such 10 business days, such failure to agree shall be resolved pursuant to Section 17.5.

     6.2. Content of Orders.  Based upon the Phase Plan and prior to the
          -----------------
delivery and installation of any Products or Licensed Materials or performance of any Services to be used in the construction of any portion of the Network, the Customer will submit to the Seller an order (each an "Order") for such items, which Order shall incorporate and be subject to the terms and conditions of this Agreement. Orders will include all the requirements of either an Initial Phase or an Expansion Phase in the mutually agreed upon construction schedule for the portion of the Network subject to the Phase Plan. All Orders, including electronic Orders, shall contain the information as detailed below:

          (a)  Complete and correct ship to and bill to address;

          (b) The quantity and type of Products, Licensed Materials, and Services being ordered;

          (c)  The Order completion schedule as defined by the relevant Phase
               Plan;

          (d) The Allocation of the Purchase Price set forth in the relevant Phase Plan;

          (e)  Reference to this Agreement; and

          (f) If an Order includes Bill and Hold Products, the phrase "Bill and Hold" will be clearly and conspicuously stated in the Order and the Products and Licensed Materials to be billed and held will be clearly identified.

     Orders not rejected in writing within ten (10) days shall be deemed accepted, provided that no order which is consistent with the applicable Phase Plan may be rejected by Seller. Seller shall perform in accordance with any accepted Order. Terms and conditions on Customer's Orders which are inconsistent with the provisions of this Agreement shall be ineffective, void and of no force and effect. Seller reserves the right to place any Order on hold, delay shipment or reject an Order due to a payment default by Customer.

Orders which are not electronic shall be sent to the following address:

          Lucent Technologies Inc.
          Customer Service
          6701 Roswell Road
          Building D - 3rd Floor
          Atlanta, GA  30328-2501

     6.3. Electronic Orders.  Electronic Orders shall be binding on Customer
          -----------------
notwithstanding the absence of a signature. Electronic Orders shall be sent in accordance with instructions to be provided by Seller.

     6.4. Bill and Hold Products.  In the event Customer orders Bill and Hold
          ----------------------
Products, the parties will agree in writing on the terms and timing of the storage and shipment of such Products.

     6.5. Changes in Orders.  Other than changes to the "ship to" or "bill to"
          -----------------
addresses which may be changed at any time at least ten (10) business days prior to shipment or billing, changes by Customer to an Order which has been previously accepted by Seller (a "Change Order"), are subject to acceptance by Seller. In the event Seller accepts a Change Order and such change affects Seller's ability to meet its obligations under the original order, any Invoice Price, shipment date or Services completion date quoted by Seller with respect to such original order is subject to change. Seller will provide to Customer written quotations and expected completion dates for any requested Change Orders.

     6.6. Cancellation or Postponement of Orders.  Customer has the right at any
          --------------------------------------
time before affected Products or Licensed Materials have already been shipped or relevant Services have already been performed to cancel or postpone any Order, in whole or in part, upon advance written notice to Seller.

          (a) For those Products and Licensed Materials not shipped and considered stock items:

               (i)  if such cancellation or postponement is made at least thirty
                    (30) days' prior to the scheduled shipment date for the subject Products and Licensed Material, Customer will not owe any cancellation or postponement charge in connection with such cancellation; and

               (ii) if Customer cancels an Order or portion thereof less than thirty (30) days prior to the scheduled shipment of Products and Licensed Materials to be delivered thereunder, Customer agrees to pay to Seller a cancellation charge equal to *** ******* ***** of the Invoice Prices of such Products and Licensed Materials.

          (b) For those Products and Licensed Materials not shipped and considered customized or non-stock items, Customer agrees to pay Seller the amount of Seller's reasonably incurred out of pocket expenses.

          (c) For a cancellation or postponement of Services, if such cancellation or postponement is made at least fifteen (15) days prior to the scheduled performance date for the subject Services to be included in such Order (or portion thereof) Customer will not owe any cancellation or postponement charge in connection with such Order (or portion thereof). If Customer cancels an Order or portion thereof less than fifteen (15) days prior to the scheduled performance date for Services to be performed thereunder, Customer shall pay Seller a cancellation charge equal to Seller's reasonably incurred out of pocket expenses. For Services in process, Customer agrees to pay a cancellation fee equal to the price of all Services rendered to date and not paid for, plus Seller's reasonably incurred out of pocket expenses for those Services ordered by Customer and subsequently canceled.

               Notwithstanding the above, the termination provisions related to maintenance and Extended Warranty type Services are as follows: prior to commencement of maintenance service, Customer may cancel coverage at no charge and receive a refund for any prepaid amount. After commencement of maintenance service, Customer may terminate coverage upon 30 days written notice and upon such termination shall pay a termination charge equal to ***** of the monthly charges for twelve (12) months or *** ******* ***** of the charges for the remainder of the maintenance period whichever is less. For prepaid agreements, Seller will refund or credit the pro rata price for the remainder of the maintenance period less

*This confidential portion has ben omitted and filed separately with the Commission.

               a termination charge of *** ******* ***** of the monthly charges for twelve months or *** ******* ***** of the charges for the remainder of the maintenance period, whichever is less.

     6.7. Changes in Products or Licensed Materials.  Prior to shipment and with
          -----------------------------------------
notice to Customer, Seller may at any time make changes in Products or Licensed Materials. Seller may modify the Product(s) or Licensed Materials and Specifications or substitute Products or Licensed Materials of later design so long as such modifications do not diminish warranted performance specifications. Seller agrees that such modifications or substitutions will not impact upon Form, Fit, Function or Functionality under normal and proper use of the ordered Product as provided in the Specifications. Seller shall not substitute Products or Licensed Materials or make changes, modifications, or substitutions that impact the Form, Fit, Function or Functionality of the ordered Products or Licensed Materials unless Customer consents to such modifications. Unless otherwise agreed in writing, such substitution shall not result in any additional charges to Customer with respect to Products or Licensed Materials for which Seller has quoted Invoice Prices to Customer.

     6.8. Invoice Prices.  The Purchase Price of the Network shall be paid
          --------------
during the course of construction of the Network on the basis of Orders that become payable in accordance with Section 6.9. Unless otherwise agreed to by the parties, portions of the Purchase Price that become payable with respect to Products, Licensed Materials or Services upon fulfillment of an Order shall be as set forth in Exhibit I (the "Invoice Prices"), plus any related taxes and transportation charges. Products, Licensed Materials and Services to be offered which are not listed on Exhibit I as of the date hereof shall be introduced at Invoice Prices to be mutually agreed upon by the parties. At least every two years, beginning on the second anniversary of the date of this Agreement, representatives of Seller and Customer will negotiate in good faith to agree on amendments to Exhibit I. The parties agree that such amendments will include price reductions which provide Customer with the benefit of ***** ******* ***** of the value, if any, of any efficiencies realized by Seller in the production of point-to-multipoint radio Products over the course of this Agreement. If Customer becomes aware through verifiable means that previous amendments to
Exhibit I have not given Customer the benefit of such efficiencies, Seller will
*** ****** ***  ****** ********* ******** *** *** ******* **** *** *** ******
**** ***** ** ********* *** ********* ******** **** *** ****** ***** ** ***
****** ** ********* ********** *** **** **** **** ******* ***** *** ** **** **
******* ****** ****** ** *** ****** ******* ****** ** *** ************ ********
** ****** ***** ** **** ******* ** ****** ***** ****** ** *** **** ****** ****
*** ******   Customer has the right to terminate this Agreement without penalty if, acting reasonably and in good faith, Seller and Customer fail to agree on any scheduled amendments to Exhibit I within one month of each anniversary.

*This confidential portion has ben omitted and filed separately with the Commission.

     Except as provided pursuant to the Change Order provisions of Section 6.5, the Initial Invoice Prices for Products and Licensed Materials are the maximum Invoice Prices Seller can use in allocating the Purchase Price to Products and Licensed Materials which are generally available during the term of this Agreement. In addition, with respect to Services, the Invoice Prices agreed to during each review period described in the immediately preceding paragraph shall be the maximum Invoice Prices Seller can use in allocating Purchase Price to Services during the two year period commencing on the conclusion of each such Invoice Price review.

     6.9. Terms of Payment.  Seller shall bill Customer and shall submit
          ----------------
invoices to Customer covering Orders, or portions thereof, that became billable under the terms of this Agreement. Such invoices shall be in reasonable detail. Delivery of invoices shall be made in accordance with the notice provisions of
Section 17.2, except that Invoices shall be sent to the Controller. Payment of all invoices shall be net 30 days from effectiveness of such notice (as set forth in Section 17.2.). Orders for the following Products, Licensed Materials and Services shall become billable as follows:

     (a) Upon the shipment of Products and Licensed Materials, which are completely manufactured, tested, packed, marked, accompanied by all necessary documentation (including up to date operating manuals containing detailed procedures and specifications for the operation of such portion of the Network) (collectively, "Complete") and included in any Orders that are not subject to System ATP, the allocation of Purchase Price related to such Products and Licensed Materials shall become billable.

     (b) Orders that are subject to System ATP, other than Orders for the first two Initial Phases which use point-to multi-point radio technology, shall become billable according to the following schedule of events:

          (i) Shipment of Product. Upon the shipment of Products and Licensed Materials included in an Order, which are Complete, ** ******* of the allocation of Purchase Price related to such Products and Licensed Materials shall become billable;

          (ii) Final Acceptance. The remaining ** ******* of the allocation of Purchase Price related to Products and Licensed Materials shall become billable on the earlier of (a) the date when all items are eliminated from the Punchlist or (b) the placement of such Phase into Commercial Service.

Notwithstanding the foregoing, with respect to any Order which is subject to System ATP, other than the first two Initial Phases which use point-to-multipoint technology, in the event Customer takes any action (excluding any good faith disputes with Seller regarding such Order or its


*This confidential portion has ben omitted and filed separately with the Commission.

Related Punchlist) which results in a delay in the creation of such Punchlist for more than thirty (30) days after the completion of such System ATP, the remaining ** ******* of such Order shall become immediately billable.

     (c) The Orders for the first two Initial Phases which include point-to-multipoint radio technology, shall become payable according to the following schedule of events:

          (i) Punchlist. After the Punchlist related to the Order has been created and such Initial Phase has been operational without service affecting problems or defects relating to Seller Provided Products, Licensed Materials and Services for sixty (60) days, ** ******* of the allocation of Purchase Price related to Products and Licensed Materials shall become billable; and

          (ii) Final Acceptance. The remaining ** ******* of the allocation of Purchase Price related to Products and Licensed Materials shall become billable when all items are eliminated from the Punchlist.

Notwithstanding the foregoing, with respect to the Orders for the Initial Phases which include point-to-multipoint radio technology (such Orders being subject to System ATP), in the event Customer takes any action (excluding any good faith disputes with Seller regarding such Order or its Related Punchlist) which results in a delay in the creation of such Punchlist for more than thirty (30) days after the completion of such System ATP, 100 percent of such Orders shall become immediately billable.

     Notwithstanding Sections 6.9(a) - (c) above, the allocation of Purchase Price related to (i) Services described on Exhibit E to be performed under any Order or (ii) Services to be performed under any Order which is not subject to Acceptance Test Procedures, shall become billable upon completion of such Services. All other Services to be performed under an Order shall become billable upon Final Acceptance of such Order.

     Customer shall pay all amounts due Seller hereunder using Electronic Funds Transfer ("EFT"). EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the remittal to Seller's Manager of Cash Operations at 770-750-4288.


*This confidential portion has ben omitted and filed separately with the Commission.

          Chase Manhattan Bank
          New York, New York
          Account Name:  Lucent Technologies Inc.
          ***** ***********
          *** *********

     Customer agrees to review all invoices furnished by Seller hereunder upon receipt and to use good faith efforts to notify Seller of any billing discrepancies within fifteen (15) days of receipt of the applicable invoice. Notice of such discrepancies may be directed to Seller in writing or by telephone to the telephone number or, if in writing, to the address identified on the invoice. Customer shall not be required to pay Seller on such disputed invoice items in net 30 days as required by the first paragraph of this Section
6.9. Irrespective of any failure to provide notice of any billing discrepancies within the fifteen days provided for in this Section 6.9, Customer shall maintain its right to seek resolution of billing discrepancies after payment and lack of notice shall not be deemed a waiver of any rights. If Customer fails to pay any undisputed invoiced amount when due, the invoiced amount will be subject to a late payment charge at the rate of *** *** *** **** ****** *****per month, or portion thereof, of the amount due (but limited to the maximum lawful rate) provided, however, that, if the Short Term Note has not been paid or Seller has not syndicated or transferred its obligations under the credit agreement providing the financing between Seller and Customer, such failure to make payment is not the result of Seller failing to extend credit under such the Short Term Note or credit agreement in breach of Seller's obligations thereunder if all the conditions for Customer to borrow thereunder have been fulfilled with respect to a borrowing under the Short Term Note or credit agreement.

     6.10. Security Interest.  Seller retains and Customer hereby grants Seller
           -----------------
a purchase money security interest in the Network to secure any and all amounts due Seller under this Agreement for the Purchase Price of the Network. Seller shall have the right, at any time during the Term, to file in any state or local jurisdiction such financing statements (e.g., UCC-1 financing statements) as Seller deems necessary to perfect its purchase money security interest hereunder, provided Customer is furnished a copy of such financing statements before filing. Upon Seller's reasonable request, Customer shall execute all documents necessary or desirable to evidence or perfect Seller's purchase money security interest in the Network including without limitation, UCC-1 financing statements. Customer also agrees that this Agreement may be filed by Seller in any state or local jurisdiction as a financing statement (or as other evidence of the Seller's purchase money security interest). Seller acknowledges that Customer will require additional capital in order to finance the Total Contract Value hereunder to complete the Network and agrees to cooperate with Customer to obtain such financing, including purchase money financing for portions of the Network or equipment incorporated into the Network


*This confidential portion has ben omitted and filed separately with the Commission.

secured by purchase money security interests which Seller agrees shall constitute a first lien on such equipment or portions of the Network, senior to Seller's security interests hereunder.

     6.11. Taxes.  The Purchase Price shall include and Customer shall be
           -----
responsible for all sales and all other taxes and related charges, however designated, imposed upon, based upon or levied upon sale of the Network or the provision, license or use of Products, Licensed Materials or Services in constructing the Network, excluding taxes on Seller's net income, unless Customer provides Seller with a valid tax exempt certificate.

     6.12. Transportation and Packing.  The Purchase Price shall also include
           --------------------------
all transportation and packing charges incurred in the construction of the Network. Seller, in accordance with its normal practices, shall arrange for prepaid transportation to destinations in the contiguous United States and shall invoice transportation charges to Customer. Premium transportation will be used only at Customer's request. Seller shall pack Products for delivery in the contiguous United States in accordance with its standard practices for domestic shipments.

     6.13. Delivery and Acceptance.  The parties expect, among other things,
           -----------------------
that Seller shall deliver Products and Licensed Materials by the Delivery Date(s) specified in an Order pursuant to the schedule set forth in such Order. Delivery Date shall mean the date on which Products and Licensed Materials arrive at the destination specified Complete. With respect to Orders, or portions thereof, subject to Acceptance Test Procedures, the Delivery Date is the date on which the Products and Licensed Materials are delivered Complete and pass all requisite Acceptance Testing Procedures.

     If any item is not delivered in accordance with the terms of the relevant Order (as it may be amended or changed from time to time), any additional expenses incurred in delivering it to the correct point of delivery and the risk of transportation shall be borne by Seller.

     Customer's acceptance of and payment for certain Orders or portions of Orders shall be subject to the Acceptance Test Procedures governing installation and Final Acceptance set forth on Exhibit A.

     6.14. Provisional Acceptance.
           ----------------------

     (a)   Acceptance of the Primary Build.  At the point Seller has
           -------------------------------
           installed the following Products and Licensed Materials as part of its deployment of an Initial Phase: one Switching Center, one Hub, and 10 Customer Sites ("Primary Build"), Seller will test the Primary Build in accordance with the Provisional Acceptance Standards and promptly provide the test results to Customer. Within fourteen (14) days of the receipt of such test results Customer shall determine and notify

           Seller whether or not the Primary Build meets the Provisional Acceptance Standards. If Customer has notified Seller that the Primary Build meets the Provisional Acceptance Standards, Seller will provide notice to Customer confirming completion of the Primary Build (a "Notice of Completion"). If Seller has not received notification from Customer by the fourteenth day, Seller shall so notify the Primary Contact Person pursuant to Section 17.2. If within two business days of Customer's receipt of such notice, Customer has not notified Seller whether the Primary Build meets Provisional Acceptance Standards, Seller may issue a Notice of Completion. The issuance of the Notice of Completion shall be deemed "Provisional Acceptance." In any event, Customer's placing of the Primary Build into Commercial Service at any time after installation shall automatically constitute Provisional Acceptance.

           At reasonable times during the course of Seller's installation of the Primary Build, Customer, at its request may inspect completed portions of such installation. Seller shall provide Customer with at least seven (7) days prior written notice before Seller commences testing in connection with any Primary Build and Customer shall have the right to observe Seller's testing to determine that such testing and the test results are in accordance with Provisional Acceptance Standards. Provided that Seller has given the required advance notice, if Customer fails to appear (i) to observe or participate in a test at the scheduled time or to request a rescheduling of such tests to a mutually convenient time, or (ii) fails to appear at a rescheduled time, Seller shall be entitled to perform the test and, if Seller does so, Seller shall so indicate on the test completion documents.

     (b)   Installation.  After Provisional Acceptance of a Primary Build has
           ------------
           occurred, all other Products and Licensed Materials included in the same Phase as such Primary Build shall be provisionally accepted as provided below:

           At reasonable times during the course of Seller's installation of Products or Licensed Materials to a Phase to which Provisional Acceptance of the Primary Build has occurred, Customer may inspect completed portions of such installation. Seller shall provide Customer with at least seven (7) days prior written notice before Seller commences testing in connection with installation of Products or Licensed Materials to a Phase after Provisional Acceptance of the Primary Build of such Phase has occurred and Customer shall have the right to observe Seller's testing to determine that such testing and the test results are in accordance with Provisional Acceptance Standards. Provided that Seller has given the required advance notice, if Customer fails to appear (i) to observe or participate in a test at the scheduled time or to request a rescheduling of such tests to a mutually convenient time, or (ii) fails to appear at a rescheduled time, Seller shall be entitled to perform the test and, if Seller does so, Seller shall so indicate on the test completion documents.

           Seller will test the installation of such Products and Licensed Materials in accordance with the test procedures for Provisional Acceptance Standards detailed on Exhibit Q and promptly provide the test results to Customer. Within fourteen (14) days of the receipt of such test results Customer shall determine and notify Seller whether or not such Products and Licensed Materials meet the Provisional Acceptance Standards. If Customer has notified Seller that such Products and Licensed Materials meet the Provisional Acceptance Standards, Seller will provide notice to Customer confirming completion of the installation of such Products and Licensed Materials (a "Notice of Completion"). If Seller has not received notification from Customer by the fourteenth day, Seller shall so notify the Primary Contact Person pursuant to Section 17.2. If within two business days of Customer's receipt of such notice, Customer has not notified Seller whether the Primary Build meets Provisional Acceptance Standards, Seller may issue a Notice of Completion. The issuance of the Notice of Completion shall be deemed "Provisional Acceptance" of such Products and Licensed Materials. In any event, Customer's placing of the Primary Build into Commercial Service at any time after installation shall automatically constitute Provisional Acceptance of Products and Licensed Materials included in the same Initial Phase.

           Provisional Acceptance hereunder shall affect neither Seller's warranty hereunder nor when Orders become billable. Final Acceptance and the billing of Orders for Products, Licensed Materials and Services shall occur as provided in Section 6.9 hereto.


                                   ARTICLE 7

                            TITLE AND RISK OF LOSS

     Title to Products only and risk of loss to Products and Licensed Materials which are not being installed by Seller shall pass to Customer when such Products and Licensed Materials arrive at the destination specified in the relevant Order Complete, unless otherwise specifically agreed to by the parties. Title to all Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations and partial copies are, and shall remain the property of Seller. Title to Products only and risk of loss to Products and Licensed Materials which are to be installed by Seller shall pass upon installation, unless otherwise specifically agreed to in writing by the parties. Customer shall notify Seller promptly of any claim with respect to loss which occurs while Seller has the risk of loss and will reasonably cooperate to facilitate the settlement of any claim. Seller shall transfer title to all Products made part of the Network, free and clear of all liens and encumbrances, by appropriate documentation including warranty of title.

                                   ARTICLE 8

                              LICENSED MATERIALS

     8.1. License for Licensed Materials.  Upon delivery of Licensed Materials
          ------------------------------
pursuant to this Agreement, Seller grants to Customer a personal, non-transferable (except as set forth in Section 8.2), and non-exclusive, multi-site license to use Licensed Materials on a designated processor in the United States for its own business operations and specifically to operate Products used in the Network and the Network itself (as a whole or any portion thereof). As used in this Section 8.1, "designated processor" shall mean the specific product, processor or product line for which licenses to use Licensed Materials are granted. Except as provided in this Section 8.1 or by agreement as provided in
Section 2.9, no license is granted to Customer to use the Licensed Materials outside the United States or to sublicense such Licensed Materials furnished by Seller. The license granted hereunder includes and is deemed to cover any Affiliate of Customer to the extent such Affiliate is developing, constructing and/or operating a wireless data transmission network and is seeking to access or use the Network or any portion thereof. Customer may retain an archival copy of the Software for as long as such Software is relevant to Customer's operations. Customer shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Except as provided below, Customer shall not modify Software furnished by Seller under this Agreement.

     Customer shall not make any copies of any Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. To the extent reasonably possible, Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall make reasonably available to Seller Customer's records, maintained in the ordinary course, describing the number and location of copies of Licensed Materials included in the Network. Customer shall take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement. If Customer's license is canceled or terminated, or when the Licensed Materials are no longer needed by Customer, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

     8.2. Transfer and Relocation.
          -----------------------

     (a) Customer may relocate any Software or Licensed Material and associated Products or Designated Processors anywhere within the United States at no charge.

     (b) Customer, or any successor to Customer's title in the Network or the relevant portion thereof, may transfer its right-to-use any Software and Designated Processor furnished under this Agreement without the payment of an additional right-to-use fee by transferee, except where size sensitive units such as additional memory, hard disk space, etc. are a factor. Such transfer can be made to an end user only under the following conditions:

          (i) Such software and Designated Processor shall be used only within the United States; however, Seller will not unreasonably withhold its consent to use outside the United States provided that, in the sole opinion of the Seller, the proprietary information associated with the use can be adequately protected, such transfer will be in compliance with all United States export laws and regulations and any other reasonable concerns of Seller are adequately addressed;

          (ii) Except as otherwise provided in this agreement, the right to use such Software and Designated Processor may be transferred only together with the portion of the Network with which Customer has a right to use such Software and Designated Processor, and such right to use the Software and Designated Processor shall continue to be limited to use with such portion of the Network;

          (iii) Before any such Software and Designated Processor shall be transferred, Customer shall notify Seller of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Seller at its request) to keep such Software in confidence and to comply with corresponding conditions respecting use of Licensed Materials as those imposed on Customer; and

          (iv) The transferee shall have the same right to Software and Designated Processor warranty or Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, if any, associated with such Software or Software maintenance.

     (c) If Customer or such successor wishes to transfer a Product included in the Network for which it does not under this Agreement have the right to transfer related Software, Seller agrees that upon prior written request of the transferee of such Product, or of Customer or such successor, Seller will not without reasonable cause fail to grant its consent to transfer such a license to use such Software with the Products, to be located within the United States, upon payment of a relicensing fee to Seller in an amount equal to fifty percent (50%) of the Invoice Price for the Software originally paid by Customer to Seller; provided that such relicensing fee will in no event exceed fifteen percent (15%) of the price paid by the transferee to the Owner for the Product with respect to which such Software is used.

     (d) Customer may transfer and assign rights to use Software and Licensed Materials in connection with a sale of all or a portion of the Network.

     Notwithstanding anything in this Section 8.2 to the contrary, under no circumstances shall Customer have the right to transfer the Software to a competitor of Seller engaged in the manufacture and distribution of telecommunications equipment. In the event Customer transfers a Product without the related Software or Software Independent of Processor, Customer shall bear all responsibility for returning such related Software to Seller.

     8.3. Installation of Software.
          ------------------------

     (a) Where Customer is responsible for Software installation, Seller's sole responsibility with respect to installation is to deliver the Software to Customer on or before the scheduled date of delivery set forth in the relevant Phase Plan. However, if the Order specifies that Seller is responsible for such installation, Seller shall complete its installation and associated testing on or before the scheduled installation date set forth in the relevant Phase Plan.

     (b) Where Customer has assumed responsibility for the installation of newly licensed Software and in the event that Customer encounters installation difficulties, at Customer's request, Seller will provide technical assistance at an Invoice Price in effect for such Services in effect at the time of such request.

     8.4. Backwards Compatibility.
          -----------------------

     (a) In addition to the warranties contained in Article 9, Seller represents and warrants that Software will be Backwards Compatible with the two immediately preceding Software Revision Levels and with all existing in-service Seller Provided Products included in the Network.

     (b) In the event that Software supplied by Seller for use in any portion of the Network at any time does not provide Backwards Compatibility as required by this Section 8.4, then Seller will provide, without charge to Customer, the most current Software Updates of the Software to each such portion of the Network, and otherwise take such steps as may be necessary to achieve Backwards Compatibility.

     8.5.  Software Support.  As long as Customer maintains an effective
           ----------------
Software Maintenance Agreement, Seller shall provide support services for the standard version of Software for the Products furnished pursuant to this Agreement.

     8.6.  Reserved
           --------

     8.7.  Annual Release Maintenance.  During the term of this Agreement,
           --------------------------
Seller will provide to Customer at no extra cost, at such times as they become generally available to Seller's customers, all Software Maintenance Releases applicable to Software for which Customer has obtained a license pursuant to the terms of this Agreement and has a Software subscription agreement in place with Seller, which agreement shall be provided free of charge unless the third party providing such Maintenance Releases or subscription agreement to Seller charges Seller a fee therefore, in which case such fees shall be passed through at no more than such fees. In addition, Seller will make available to Customer, at agreed Invoice Prices or pursuant to a software maintenance agreement, if Customer elects to enter into such Agreement, and at such times as they become generally available to Seller's customers, all Software Upgrades, Software Enhancements and Software Combined Releases.

     8.8. Notice.  Seller must give the Customer not less than ninety (90) days
          ------
prior written notice of the introduction of any Software Enhancement release or any Software Combined Release or any Optional Software Features release for Seller Provided Software. In addition, in each June and December of each year during the term of this Agreement, Seller must provide Customer with a forecast of future Software Enhancement releases or Software Combined Releases or any Optional Software Features release, as the case may be, then currently being developed by or on behalf of Seller.

     8.9.  Installation and Testing.  The installation and testing of the
           ------------------------
Software by Seller and the acceptance thereof by Customer will be performed in accordance with the criteria set forth in Exhibit A.

     8.10. Software Fixes.
           --------------

     In the event that any Software Upgrade, Software Enhancement, Software Maintenance Release or Software Combined Release supplied by Seller has the effect of preventing the Network and/or any Phase, as the case may be, or any part thereof from satisfying, or performing in accordance with the Specifications, or otherwise adversely affects the Functionality or Features of the Network, any Phase or any part thereof, then Seller will promptly retrofit or take such other corrective action (including the installation of any additional Equipment, at Seller's sole cost and expense) as may be necessary to assure that the Network or any such affected part thereof, as modified to include each such Software Upgrade, Software Enhancement or Software Maintenance Release and Software Combined Release, will satisfy, and perform in accordance with, the Specifications, and restore all pre-existing Functionality and Features, in each case without any cost or expense to Customer (other than payment of the applicable Fees pursuant to the terms of this Contract). Notwithstanding anything contained in this subsection to the contrary, Customer will be responsible for the cost of any additional Equipment required to accommodate additional capacity, memory or processing requirements necessitated by any new Software feature contained in any such Software Enhancement Software Combined Release or Software Upgrade.

                                   ARTICLE 9

                                   WARRANTY

     9.1. ****** ***********  ****** ******** **** *** ******* *** **** ***
***** ******* *** ********* ***** **** ******** *** ************* *** ***** **
*** ************** ****** ***** **** *** ***** ********* **** *** ****** **
****** ****** **** *** ****** ********* *** ** *** ******* ** *** ******* ** ***
******* ************** ***** ** ******* ** ********** **** *** ***************
******* ** *** **** ***** ***** ********** **** *** ********** ********
********* ** ******* *** ******** ********* ****** *** ********* ******* ******
******** ********** ********* ** ****** ******** *** ******** ********* **
********* ********** ************ *** ** ** ****** ** *********  ** *** ******
******* ** ***** ** ******** ******* ******* ****** **** **** ****** **
*********** ******** **** ** ******** ** ********** *** ***** ******** *********
** *** ***** **** ******* *********** ****** **** ** ** ********** ** *** ******
*** ** *** **** **** *** ******* ** *******  ******** ******** ********* *****
*** ** ******** ** ******* ** *** *********** ********** ** *** ******* ******
******** ** ******* **** *******

     ******** *********** ********** ******** ****** *** **********

     *** ***** **** ************ ******** ********* ** ******* **

*This confidential portion has ben omitted and filed separately with the Commission.

     **** **** *******  *** ******* ************** ******** ** ****** **** ****
*** ********** ** ******* * ******** ****** **** ******** ************* *****

     ***** ******* ********* ****** ******** **** **** ********* ****** ********
** *** ****** ***** ********** **** * ********** ** * ******** ****** ****
****** ** ******

     **** ******* ************** ************* ****** ******** **** *** ***
******** ** **** ********* ********* ******** ********* *** ******** ******** **
****** ** *** ************** **** ******* ** ******* ** ****** ************ ****
*** ******* ****** *** **** *** ******** **** ******** ******** ********
*********** ******** *** ******** *********** ******** ******** ** ****** ***
****** ****** **** * *********** ******** **** ****** ** ******* ********
********* *** ********* *********** *********** *** ****** ********* ** **
****** **** **** ** **** *** ** ***** ****** *** ******** ******* ****** **
******** ** *** ******* ***** ** ******* ** ********** **** *** *** ** *****
********* ******* ** *** **** **** *** ********** ******** ********* ** *******
*** ********

     **** ******** **** ************* ****** ******** **** *** *** ******** ***
**** ********* *** ****** ******** *** ********* ******** ******** ********
*********** ******** ** ****** *** ****** ****** **** ************ ******** ****
***** ** ******** ******** ********* *** ********** *********** *********** ***
****** ********* ** ** ****** **** **** ** ***** *** ** ***** ****** ***
******** ******* ****** ** *********  ** *** *** *** *** ******** *******
******** ** * ************ ***** *** **** ** **** ***** *** ***** ** ******* **
**** ********** ** **** **** ********** ****** ***** ******** ******* ***  **
********** **** ** ********* ********* ********** ** ******** ********* **
******* *** ******** *** ********* *************

     *************** *** ********** ****** ***** **** ** ********** *** ***
******* ** ****** **** *** ********** ** **** ******* *** ****** ******** ** ***
*** ** ******* ** ********* ******** ********* ** ******** ***** *** *** ******
******** ********* ******** ********* ** ******** ** *** **** ** **** ******* **
*******

     9.2. Product, Software and Service Warranties. Seller warrants to Customer,
          ----------------------------------------
that during the applicable Warranty Periods set forth below, (i) Seller Provided Products included in the Network (exclusive of Software) will be free from defects which materially affect Functionality and performance in accordance with the relevant Specifications and deficiencies in material and workmanship, will conform to the relevant Specifications for such Products, Software and Services, respectively; and (ii) Seller Provided Software included in the Network will be free from those defects and deficiencies which materially affect performance in accordance with relevant Specifications. With respect to Vendor Items, Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items. Additionally, Seller warrants for the duration of this Agreement that all Seller


*This confidential portion has ben omitted and filed separately with the Commission.

Provided Products and Licensed Materials will meet the performance and capacity specifications shown in Exhibits C and D.

     Seller warrants that all Deliverables comply with all applicable U.S. Federal, state and local laws, regulations and ordinances then in effect. For all Products, Licensed Materials and Services, compliance shall be assured as of the Delivery Date.

     For purposes of this Agreement the term "Warranty Period" means the period of time listed in the table below which, unless otherwise stated, commences (i) with respect to Products and Licensed Materials to be installed by Customer, on delivery of such Products or Licensed Materials, (ii) with respect to Products and Licensed Materials to be installed by Seller which are not subject to Acceptance Test Procedures, on the earlier of (a) 30 days from the date Seller submits to Customer notice of completion of its installation, (b) the date on which Customer first puts such Products or Licensed Materials into Commercial Service; (iii) with respect to Products and Licensed Materials subject to Acceptance Test Procedures, the earlier of (x) Final Acceptance or (y) the date on which Customer first puts such Products or Licensed Materials into Commercial Service. The Warranty Period for any Product or Software (or part thereof) repaired or replaced under this Section 9.2 is the period listed in the right column below (beginning on Final Acceptance of the repaired or replaced item) or the unexpired portion of the new Product Warranty Period, whichever is longer. In addition, Customer may order for each Product and Licensed Material an "Extended Warranty" as described in Exhibit J. The Invoice Price of any such Product or Licensed Material shall be increased by the amounts set forth on such Exhibit J if Customer elects to receive an Extended Warranty thereon.

                  SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                WARRANTY PERIOD
-------------------------------------------------------------------------------
PRODUCTS                                       BASE PERIOD     REPAIRED PRODUCT
                                            -----------------  ----------------
                                               NEW PRODUCT         OR PART
                                            -----------------  ----------------
-------------------------------------------------------------------------------
Data Networking Systems Products            ** ******          * ******
-------------------------------------------------------------------------------
Data Networking Systems Software            ** ******          * ******
-------------------------------------------------------------------------------
Switching Systems Products                  ** ******          * ******
-------------------------------------------------------------------------------
Central Office Power Equipment:
-------------------------------------------------------------------------------
 Associated with Switching Systems          ** ******          * ******
-------------------------------------------------------------------------------
 Not Associated with Switching Systems      ** ******          * ******
-------------------------------------------------------------------------------
Transmission Systems Products:
-------------------------------------------------------------------------------
 DACS-IV 2000,                              ** ******          * ******
-------------------------------------------------------------------------------
 FT-2000 OC-48                              ** ******          * ******
-------------------------------------------------------------------------------
 DDM-2000 OC-3/OC-12                        ** ******          * ******
-------------------------------------------------------------------------------
 DDM-FIBER REACH                            ** ******          * ******
-------------------------------------------------------------------------------
 SLC 2000 Access System                     ** ******          * ******
-------------------------------------------------------------------------------
 SLC 2000 MSDT                              ** ******          * ******
-------------------------------------------------------------------------------
 SLC Series 5 (System and Plug In)          ** ******          * ******
-------------------------------------------------------------------------------
 Other Transmission Products (i.e.   DDM    ** ******          * ******
  Plus Repeater Cases)
-------------------------------------------------------------------------------
Network Cable Systems Products              ** ******          * ******
-------------------------------------------------------------------------------
All Other Products                          ******* ** ******  ******* * ******
-------------------------------------------------------------------------------
SOFTWARE
-------------------------------------------------------------------------------
Switching System Software                   ** ******          * ******
-------------------------------------------------------------------------------
Transmission Systems Software               ** ******          * ******
-------------------------------------------------------------------------------
Operations Systems Software                 ** ******          * ******
-------------------------------------------------------------------------------
All other Software                          ******* ** ******  ******* * ******
-------------------------------------------------------------------------------

*This confidential portion has ben omitted and filed separately with the Commission.

     If, under normal and proper use, a defect or non-conformity appears in the Products or Software used in the Network during the applicable Warranty Period and Customer notifies Seller in writing of such defect or non-conformance and follows Seller's instructions regarding return of defective or non-conforming Product or Software, Seller, at its option, will either repair, replace or correct the same without charge at its manufacturing or repair facility as soon as reasonably possible after identification or oral notification of such defect or non-conformity. If, after using its best efforts to repair or replace such Product or Software and after consultation with and with the consent of Customer, Seller determines that it is unable to repair, replace or otherwise correct such defect, Seller may provide a refund or credit of the Invoice Price paid to Seller for such Product or Licensed Material. Notwithstanding the foregoing, if defects or non-conformities result in a severity level one or two problem, as defined in the Escalation Procedures, Seller shall remedy the defect by whatever means will most quickly restore service (including, if necessary, shipment of replacement Products or Licensed Materials). No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to any United States destination designated by Customer. If Seller determines that returned Product or Software is not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses. In repairing or replacing any Product, part of Product or Software medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property. With respect to Products which Seller has ascertained are not readily returnable for repair, Seller, at its option, may elect to repair or replace the Products at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement. If the Seller fails to repair, replace and/or otherwise cure any defect or deficiency that results in a degradation in or loss of fully functioned service to Network subscribers in accordance with the Escalation Procedures set forth on Exhibit L, Customer may, in addition to exercising any other remedies available to it, cause such repair, replacement and/or cure to be completed, at its option and at the sole cost and expense of Seller.

     Seller agrees to perform Services and Related Services in a workmanlike manner in accordance with good usage and accepted practices in the community in which Services are performed and in accordance with the applicable Specifications and representations set forth in Exhibits E and G (as amended from time to time by mutual consent), using material free from defects; provided, however, Seller makes no warranty regarding material provided by Customer. If Services or Related Services performed by Seller prove not to have been so performed, and if Customer notifies Seller to that effect within a sixty
(60) day period commencing on the date of completion of the service, Seller will correct any defects and deficiencies. If Seller fails to cure any defect or deficiency that results in a degradation in or loss of fully functional service to Network subscribers in accordance with the Escalation Procedures set forth on Exhibit L, Customer may, in addition to exercising any other remedies available to it, cause such cure to be completed, at its option and at the sole cost and expense of Seller.

     Seller makes no warranty under this Section 9 with respect to defective conditions or non-conformities resulting from any of the following: Customer's modifications which are not recommended or approved by Seller, misuse, neglect, accident or abuse (except in each case to the extent that any such Product or Software should in accordance with the Specifications be able to withstand any such events); improper wiring, repairing, splicing, alteration, installation, storage or maintenance, performed in each case by Customer; use in a manner not in accordance with Network designs or the Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. Seller makes no warranty with respect to defects related to Customer's data base errors. In addition, no warranty is made that Software will run uninterrupted or error free; provided, however, this specific exclusion in no way limits Seller's warranties provided in Section 9.1.

     THE FOREGOING WARRANTIES SET FORTH IN SECTIONS 9.1 AND 9.2 ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     9.3. Scope of Warranties.  Unless otherwise stated herein, the Seller's
          -------------------
warranties under this Section 9 will not apply to:

     (a) damage, defects or non-performance resulting primarily from the negligence, gross negligence or willful misconduct of the Customer, or any of its employees, agents, or contractors (other than Seller and Seller's Subcontractors);

     (b) any Products or Licensed Materials damaged due to a Force Majeure event, other than to the extent that any such Products or Licensed Materials should in accordance with the Specifications be able to withstand any such event;

     (c) damage, defects or non-performance resulting primarily from Customer's failure to properly maintain the Network, unless such maintenance is being provided by Seller;

     (d) damages, defects or non-performance resulting directly from products, licensed materials, or services other than Seller Provided Products, Licensed Materials, RS Services or Services; or

     (e) damages, defects or nonperformance resulting primarily from Customer's failure to install Software Maintenance Releases provided by Seller at no charge.

     9.4. Effect of Customer Approvals.  If in the performance of Seller's
          ----------------------------
obligations hereunder, Customer implicitly or explicitly approves or accepts
(i) the use by Seller of Products, Licensed Materials, OEM Suppliers, or Subcontractors, or (ii) the performance of Services, or the scope or manner of the performance of Services, identified, defined or recommended by Seller, Seller shall not thereby be relieved of its warranty obligations hereunder. Notwithstanding the foregoing, Seller's warranty obligations hereunder will be
--------------- --- ---------
limited to the extent Customer has expressly waived in writing its right to enforce Seller's warranty obligations or Customer has requested Seller (a) to use Vendor Items, or (b) to (i) use suppliers or Subcontractors, or (ii) to perform Services or perform Services with such a scope or in such a manner after, in the case of (i) or (ii) above, Seller has given Customer its express prior good faith recommendation in writing against the use of such supplier or Subcontractor or the performance or scope or manner of such Services requested by Customer, stating the reason, and express prior notice in writing that such use or performance will limit Seller's warranty obligations. In the case of Vendor Items or subcontractors requested by Customer against Seller's contrary recommendation, Seller shall use best efforts to obtain or negotiate the best warranty practicable under the circumstances for such Products, Licensed Materials and Services and shall pass such warranty protection through to Customer directly.

     9.5. Year 2000 Compliance Warranty.
          -----------------------------

     (a) The Seller represents and warrants that during period beginning on the warranty start date and for the Warranty Periods set forth in Section 9.2, but in no event ending prior to December 31, 2001, any Seller Provided Products and Licensed Materials delivered by the Seller to the Customer under this Contract will:

          (i) accurately and fully record, store, present and process calendar dates falling on or after January 1, 2000, with substantially the same functionality as such products record, store, present and process calendar dates falling on or before December 31, 1999; and

          (ii) provide substantially the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as it provides with respect to the introduction of records containing dates falling on or before December 31, 1999. All of the foregoing functionality shall be known as "Year 2000 Capable."

     (b) When Customer purchases more than one version of Year 2000 Capable software, if they are intended by Seller to interoperate, all such versions of Year 2000 Capable Software will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described in Section (a) above.

     (c) The foregoing sets forth an additional warranty for Seller's Products and Software. The failure of the Products and Software to meet the foregoing requirements during the warranty period set forth in subsection 9.2 entitles Customer to the remedies set forth therein.

     (d) Nothing in the foregoing shall be deemed to make Seller responsible for the Year 2000 capability of any third party Software interoperating or intending to operate with Seller's Software. Customer and/or the manufacturer or other supplier of such third party Software shall be responsible for any Year 2000 compliance and assuring the ability of such third party Software to successfully operate while interoperating with Seller's Software.


                                  ARTICLE 10

                 PROJECT ADMINISTRATION AND FAILURE RESOLUTION

    10.1. Appointment of Primary Contact Person.  As of the date hereof, and
          -------------------------------------
until Final Acceptance of the last Order under this Agreement, both Customer and Seller shall appoint "Primary Contact Persons" who shall oversee the management of this Agreement and the execution of the obligations set out herein. In addition, the parties will each appoint two "Secondary Contact Persons" who shall assist their supervising Primary Contact Persons in the performance of the responsibilities hereunder. Each Primary Contact Person shall work directly with his or her counterpart in the other party's organization. The responsibilities of these Contact Persons shall include the following:

     (a)  Customer Primary Contact Person.
          -------------------------------
          (i)    Serve as Primary Seller contact.

          (ii) Serve as focal point for all Customer internal and field issues related to this Agreement.

          (iii) Schedule, oversee, review and approve accomplishment of Customer project responsibilities and milestones, as set out in the Phase Plans or as otherwise may be necessary and/or appropriate to fulfill Customer's obligations under this Agreement.

          (iv) Establish, disseminate and maintain project reports and measurement procedures within Customer's organization.

          (v)    Approve all modifications to Specifications.

          (vi) Meet at least monthly with the Seller Contact Persons, either by telephone or as necessary in person, to review progress and project issues.

     (b)  Seller Primary Contact Person.
          ------ ----------------------

          (i)    Serve as primary Customer contact.

          (ii) Serve as focal point for all Seller internal and field issues related to this Agreement.

          (iii)  Establish Seller project team structure and staffing.

          (iv) Schedule, oversee, review and approve accomplishment of Seller project milestones, as set out in the Phase Plans or as otherwise may be necessary and/or appropriate to fulfill Seller's obligations under this Agreement.

          (v) Establish, disseminate and maintain project reports and measurement procedures within Seller's organization.

          (vi) Oversee deliveries, subcontracts, installation, testing and optimization, documentation, training and all duties required to coordinate the work of the Seller team members.

          (vii)  Ensure fulfillment of all Customer and project requirements.

          (viii) Meet at least monthly with the Customer Contact Persons, either by telephone or as necessary in person, to review progress and project issues.

    10.2. Progress Updates.  Commencing as of the date hereof, the Primary
          ----------------
Contact Person at each of Seller and Customer will meet at least as often as monthly to discuss Seller's progress in developing and being able to timely deliver Phase Proposals and all deliverables under pending Orders, including the development and availability of point-to-multipoint radios.

    10.3. Failure Reports; Response.  In the event of failures in Products or
          -------------------------
the Network, Seller will be required to provide emergency assistance or technical assistance in order to cure such failure. Critical service outages, and other problems in the functions or features of the Network, or any Software or Product component thereof, will be reported to Seller in a failure report ("Failure Report"). The parties agree that Failure Reports shall be addressed pursuant to the Escalation Policies detailed on Exhibit L, as amended by mutual agreement from time to time.

                                  ARTICLE 11

                               OPEN ARCHITECTURE

    11.1. Open Architecture.  Seller agrees that the Network and Seller Provided
          -----------------
Products and Licensed Materials provided hereunder will facilitate and support open architecture to the extent required to ensure such open architecture, and Seller will make best efforts to comply, within a reasonable period of time, with all applicable industry recognized standards. Customer and Seller will agree, in writing, which standards bodies, and standards issued by said standards bodies, are applicable, and will continue to amend such list of applicable standards and standards bodies from time to time as necessary.
Seller shall work with such standards bodies to create (to the degree necessary hereunder) and maintain industry recognized standards for the Network and Seller Provided Products and Licensed Materials provided to Customer under this Agreement.

                                  ARTICLE 12

                                 INFRINGEMENT

     In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use, in accordance with the design of the Network, of the Network or any Product or Licensed Materials furnished by Seller to construct the Network pursuant to this Agreement, Seller, at its expense, will defend Customer, subject to certain conditions and exceptions set forth below (an "Infringement Claim"). Seller will reimburse Customer for any cost, expense or attorneys' fees incurred prior to Seller's assumption of such defense or at Seller's written request or authorization, and will indemnify Customer against any liability assessed against Customer by final judgment or in settlement of any suit or claim on account of such infringement or violation arising out of such use.

     If Customer's use of any Product, Licensed Materials or any portion of the Network shall be enjoined or in Seller's opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement; (2) modify it so that it will be free of the infringement; or (3) procure for Customer a license or other right to use it. If none of the foregoing options are practical, Seller will refund to Customer any amounts paid to Seller therefor.

     Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same; provided that Seller will have no right to agree to injunctive relief against Customer, and; provided further that Seller will notify Customer of any proposed settlement condition prior to Seller's acceptance of such settlement. Customer shall, upon Seller's request and at Seller's expense, cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

     No undertaking of Seller under this clause shall extend to any such alleged infringement or violation to the extent: (i) that it arises because the Product or Licensed Materials provided by Seller are used in combinations with other products furnished either by third parties where such combination was not installed, recommended or otherwise approved (explicitly or by implication) by Seller, or (ii) that it is caused by modification of the Product, Licensed Materials, the Network or any component thereof by Customer, or any infringement caused solely by Customer's use and maintenance of the Products other than in accordance with the Specifications and the purposes contemplated by this Agreement, except as expressly authorized or permitted by Seller. Customer will indemnify Seller against all liabilities and costs, including reasonable attorneys' fees, for defense and settlement (consented to by Customer) of any and all claims against Seller for infringements or violations based upon this paragraph.

                                  ARTICLE 13

                              CUSTOMER'S REMEDIES

    13.1. EXCLUSIVITY OF REMEDIES. CUSTOMER'S EXCLUSIVE REMEDIES AND THE ENTIRE
          -----------------------
LIABILITY OF SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE EXPRESSLY SET FORTH HEREIN AND AS FOLLOWS:

     (a)  FOR INFRINGEMENT -- THE REMEDIES SET FORTH IN ARTICLE 12;

     (b) FOR THE NON-PERFORMANCE OF PRODUCTS, SOFTWARE, AND SERVICES DURING THE WARRANTY PERIOD -- THE REMEDIES SET FORTH IN THE APPLICABLE CLAUSE OF
          ARTICLE 8 OR ARTICLE 9;

     (c) FOR TANGIBLE PROPERTY DAMAGE AND PERSONAL INJURY CAUSED BY SELLER'S NEGLIGENCE -- THE AMOUNT OF THE PROVEN DIRECT DAMAGES;

     (d) FOR CLAIMS OF SUBCONTRACTORS -- THE REMEDIES SET FORTH IN THE APPLICABLE CLAUSE OF ARTICLE 5;

     (e) FOR CLAIMS UNDER SECTIONS 16.3 OR REIMBURSEMENTS UNDER 16.6, THE AMOUNT OF THE COSTS OR AMOUNTS CONTEMPLATED BY SUCH SECTIONS.

     (f) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE -- THE AMOUNT OF PROVEN DIRECT DAMAGES NOT TO EXCEED $1,000,000 PER OCCURRENCE, INCLUDING AWARDED COUNSEL FEES AND COSTS. THE TOTAL AMOUNT OF SUCH OCCURRENCES SHALL NOT EXCEED 5% OF THE PAID PORTION OF THE PURCHASE PRICE AT THE TIME OF PAYMENT, INCLUDING AWARDED COUNSEL FEES AND COSTS.

     (g) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY, THEIR AFFILIATES AND THEIR EMPLOYEES, AGENTS AND SUPPLIERS SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS CLAUSE 13.1 SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

    13.2. Remedies for Failure to Provide Point-to-Multipoint Radio Technology.
          --------------------------------------------------------------------

     (a) In the event of Seller's failure to make point-to-multipoint radios meeting the Specifications of Exhibit H (the "PMP Solution") commercially available by the date specified in Exhibit H, Seller and Buyer shall consult and agree on an interim solution which may involve either the purchase of other commercially available point-to-multipoint radios or continued deployment of point-to-point radios. The terms and conditions relating to such interim solution shall be mutually agreed;

     (b) In the event of Seller's failure to make the PMP Solution commercially available by the date which is six months from the date specified in Exhibit H for the delivery of the PMP Solution, Buyer, in its sole discretion, may elect to terminate this agreement for convenience;

     (c) In the event of Seller's failure to make the PMP Solution commercially available by the date which is six months from the date specified in Exhibit H for the delivery of the PMP Solution, Buyer and Seller may agree to amend the provisions of Exhibit H so it will conform with the specifications of the commercially available point-to-multipoint radio. In such case, Seller shall use its best efforts to provide such radios as a Seller Provided Product.


                                  ARTICLE 14

                              USE OF INFORMATION

     All technical and business information in whatever form recorded which bears a legend or notice restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such information only for purposes expressly permitted in this Section. Such Information (1) shall not be reproduced or copied, in whole or in part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such information only
(1) to order; (2) to evaluate the Network, including Seller's Products, Licensed Materials and Services used therein; or (3) to install, operate and maintain the particular Products and Licensed Materials used in the Network for which it was originally furnished. Unless the furnishing party consents in writing, such information, except for that part, if any, which is known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party.

                                  ARTICLE 15

                                   INSURANCE

     Both parties shall maintain during the term of this Agreement the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (1) Worker's Compensation and related insurance as required by law; and, (2) employer's liability insurance with a limit of at least one million ($1,000,000.00) dollars for each occurrence; (3) comprehensive general liability insurance, with a limit of at least one million ($1,000,000.00) dollars per occurrence; (4) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000.00) dollars for bodily injury including death, to any one person, one million ($1,000,000.00) dollars for each occurrence of property damage, and one million ($1,000,000.00) dollars for any one occurrence. Each party shall furnish the other prior to the start of the work, if requested by the other, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing risks.

                                  ARTICLE 16

                                  TERMINATION

    16.1. Customer's Right to Terminate.  Customer shall have the option to
          -----------------------------
terminate this Agreement in all respects, without penalty and without prejudice to any other rights or remedies of Customer herein or at law or equity, and to be relieved of all obligations hereunder upon the occurrence of any of the following:

     (a) Seller files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five days of such involuntary filing; Seller admits the material allegations of any petition in bankruptcy filed against it; Seller is adjudged bankrupt; or Seller makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty days after his appointment; or

     (b) Seller commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

     (c) Seller materially disregards or materially violates material applicable laws and such breach recurs, continues or remains uncured after thirty days written notice; or

     (d) Seller fails to provide Products, Services or Licensed Materials in accordance with the Phase Plans agreed to pursuant to Section 6.1 hereof and such failure recurs, continues or remains uncured after thirty days written notice; or

     (e) Seller fails to promptly cure any material defects or non-conformities (or defects or non-conformities which in the aggregate are material) in accordance with Article 9 or to promptly and adequately cure any failures which are the subject of Failure Reports, and such breach recurs, continues or remains for thirty (30) days uncured after written notice; or

     (f) Seller fails to materially comply with any Change Order and such failure recurs, continues or remains uncured after thirty days written notice;

     (g) an Infringement Claim occurs which materially adversely affects the Network and Seller is unable to take within a reasonable time any of the actions described in items (1), (2) and (3) of the second paragraph of Article 12; or

     (h) Seller otherwise materially breaches this agreement and such breach recurs, continues or remains uncured after thirty days written notice.

    16.2. Continuation of Work.  If this Agreement is terminated for any reason
          --------------------
set forth under Section 16.1 or pursuant to Section 3.4 or 3.7, Seller shall, without prejudice to any other rights or remedies of Customer herein or at law or equity, do the following:

     (a) At Customer's request, work with Customer, at no additional charge, in completing, causing the completion, or assisting others in the completion of all ordered but unfinished Phases of the Network. Such assistance shall, at Customer's discretion, include assistance with the integration of another vendor's products and where necessary or desirable for the completion of such unfinished Phases, the sharing with Customer or other vendors or integrators of engineering and design data, procurement data, manufacturing data, construction and installation data, start-up and testing data, installation equipment, machinery and tools; each under reasonably appropriate non-disclosure agreements; and

     (b) At Customer's request, assign its Subcontractor agreements which are assignable to Customer without any change of price or conditions therein or penalty or payment therefor and will use its best efforts to have the benefits of all other Subcontractor agreements assigned to Customer.

    16.3. Costs.  In the event of a termination pursuant to Section 16.1,
          -----
Customer will be entitled to the costs in connection with finishing open Orders.

    16.4. Surviving Obligations.  Notwithstanding any other provision herein,
          ---------------------
termination of this Agreement for any reason (i) will not relieve either party of its obligations under Sections 3.11, 16.2 and 17.7 and its obligations under Articles 8, 9, 12 and 14, (ii) will not relieve either party of any obligation which applies to it and which expressly or by implication survives termination and (iii) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either party, will not relieve either party of any obligations or liabilities for loss or damage to the other party arising out of or caused by acts or omissions of such party prior to the effectiveness of such termination or arising out of its obligations as to portions of the work already performed or of obligations assumed by the Seller prior to the date of such termination.

    16.5. Seller's Right to Terminate.  Seller shall have the option to
          ---------------------------
terminate this Agreement in all respects, without penalty and without prejudice to any other rights or remedies of Seller herein or at law or equity, and to be relieved of all obligations hereunder upon the occurrence of any of the following:

     (a) Customer files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five days of such involuntary filing; Customer admits the material allegations of any petition in bankruptcy filed against it; Customer is adjudged bankrupt; or Customer makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty days after his appointment; or

     (b) Customer commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

     (c) Customer persistently and materially breaches Article 8 and Article 14 notwithstanding the fact that Seller will have provided Customer with prior written notice describing the alleged material breaches and will have given Customer a reasonable time, and in no event less than thirty days, to cure any such breaches; or

     (d) Customer fails to make payments of undisputed amounts due to Seller under this Agreement which are more than sixty days overdue, provided that such failure has continued for at least thirty days after Seller has notified Customer of its right and intent to so terminate on account of such overdue amount and provided that if the Short Term Note has not been paid or Seller has not syndicated or transferred its obligations under the credit agreement providing the financing between Seller and Customer, such failure to make payment is not the result of Seller failing to extend credit under the Short Term Note or such credit agreement in breach of Seller's obligations thereunder if all the material conditions for Customer to borrow thereunder have been fulfilled with respect to a borrowing under the Short Term Note or credit agreement which would enable payment in full of all amounts for which Seller is exercising its right to terminate this Agreement.

    16.6. Effect on Open Orders.  If this Agreement is terminated for any reason
          ---------------------
other than those set forth under Section 16.1, Customer shall, at its option, either return all Products and Licensed Materials delivered to Customer for which the Invoice Prices have not been paid and which are in new or unused condition, or pay to Seller the portion of the Purchase Price attributable to such Products and Licensed Materials and as yet unpaid; provided, however, if termination is effected pursuant to Section 16.5(d), Customer must return all Products and Licensed Materials the non-payment for which is the reason for termination. If any portion of the Invoice Prices for Products and Licensed Materials returned to Seller pursuant to this Section 16.6 has already been paid by Customer, Seller shall reimburse Customer for such amounts.

    16.7. Termination of License.  In the event that Seller terminates this
          ----------------------
Agreement pursuant to Section 16.5 (c), Seller may terminate Customer's right to use the Software. In the event that Seller terminates this Agreement pursuant to Section 16.5(d) for failure by Customer to pay software service fees under
Section 8.7, Seller may terminate Customer's right to use the Software to which such fees apply. In no event other than as set forth in this Section 16.7 may Seller terminate Customer's right to use the Software. Notwithstanding any other provision of this Agreement, if there is a dispute, pending the final resolution of any dispute between Seller and Customer, all of Customer's rights under this Agreement shall continue in full force and effect, and Seller will not terminate the license to use the Software, so long as Customer continues to pay Seller customary and usual support service fees, and will not terminate, suspend, interrupt or delay maintenance and support of the Software. Seller acknowledges that the license of the Software is a strategic asset of Customer and that consequently any violation of this provision will result in irreparable harm to Customer and that Customer is entitled to an order of specific performance.

    16.8. Special Termination Provisions.  Customer may by written notice to
          ------------------------------
Seller terminate this Agreement without penalty and without prejudice to any other rights or remedies of Customer herein or at law or equity, and shall be relieved of all obligations hereunder in the event that any law, statute, regulation, rule, order, decision, or other action of any Governmental Entity
(i) materially adversely impacts the Customer's licenses or authorizations (ii) makes the provision of services by Customer materially more burdensome to Customer or (iii) makes Customer's compliance with applicable law materially more burdensome.

    16.9.  Financing.  Neither the Seller nor the Customer shall be obligated to
           ---------
perform under this Agreement if financing for the purpose of acquiring Network Products, Licensed Materials and Services sufficient to cover the Customer's current payment obligations hereunder, on terms that are acceptable to the Customer, has not been secured. Unless acceptable financing is available, either Party may terminate this Agreement without recourse, except as noted below, by notifying the other party in writing. Further, the Parties agree that the delivery and performance schedules shall be extended by the period of time required to secure acceptable financing. In the event of a termination of this Agreement pursuant to this provision, the Customer will remain liable for reasonable amounts due to the Seller for all Services performed or Products delivered by the Seller pursuant to the terms and conditions of this Agreement which had been delivered to or performed for the Customer in connection with the design and construction of the Network.

    16.10. Change of Control.  In the event of a Change of Control of Customer
           -----------------
(a) that results in a Lucent Competitor owning or controlling more than 50% of the securities entitled to vote for Customer's Board of Directors, or (b) that involves a recapitalization of Customer that materially and adversely affects Customer's ability to pay indebtedness to Seller as such indebtedness comes due, Seller shall have the right, within twenty-one (21) days of the earlier of (i) such Change of Control or (ii) written notice of a proposed Change of Control setting forth the name of the party which proposes to control Customer after the Change of Control, to terminate this Agreement by giving written notice (a "Termination Notice"). A termination pursuant to this Section 16.10(a) shall be effective on the later of (x) such Change of Control, or (y) receipt of the Termination Notice. A Termination Notice shall only be effective if the Change of Control to which it relates occurs. At least three (3) days prior to any Change of Control of which Customer has prior knowledge, Customer shall give Seller written notice of such expected Change of Control.

    16.11. Material Adverse Change.  Customer may terminate this Agreement
           -----------------------
without prejudice or penalty in the event of a material adverse change in Customer's business which materially diminishes Customer's demand for Products, Licensed Materials and Services.

    16.12. Termination Process.  In the event of a termination of this
           -------------------
Agreement, Customer and Seller shall cooperate in good faith to manage the termination process, the compliance with covenants and agreements which by their nature survive termination and all public relations and disclosure regarding such termination.

                                  ARTICLE 17

                                 MISCELLANEOUS

    17.1. Documentation.  Seller shall furnish to Customer, at no additional
          -------------
charge, one (1) copy of the documentation for Products and/or one (1) copy of the Related Documentation for Software used in the construction of the Network. Such documentation shall be that which is customarily provided by Seller to its Customers at no additional charge. Such documentation shall be sufficient to enable Customer to operate and maintain such Products and Software in accordance with Seller's specifications. Such documentation shall be provided either prior to, included with, or shortly after shipment of Products and/or Software from Seller to Customer.

    17.2. Notices.  Any notice, demand or other communication (other than an
          -------
order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by personal delivery, mail (postage prepaid), nationally recognized overnight courier service or confirmed facsimile and shall be addressed to the respective parties as follows:

If to Customer:                         If to Seller:

President                               Sales Vice President
Advanced Radio Telecom Corp.            Lucent Technologies Inc.
500-108th Ave. NE., Ste. 2600           8400 East Prentice Avenue, Ninth Floor
Bellevue, WA  98004                     Englewood, CO  80111-2912

Tel:  425.688.8700                      Tel:  303.409.3440
Fax: 425.688.0703                       Fax:  303.717.0442

with a copy to:                         with a copy to:

General Counsel                         Lucent Technologies Inc.
Advanced Radio Telecom, Corp.           Global Commercial Markets
500 - 108th Ave. NE, Ste. 2600          5440 Millstream Rd., E@N32
Bellevue, WA  98004                     McLeansville, North Carolina  27301
                                        Attn:  Contract Management
Tel:  425.688.8700                      Tel:  336.279.5310
Fax:  425.990.1642                      Fax: 336.279.5544

     Any such notice shall be effective as follows: (i) four days after deposit in the mail, (ii) upon personal delivery, (iii) two days after delivery to an overnight courier service (for one day service), and (iv) when sent by facsimile, upon receipt. Each party may change its designated representative who is to receive communications and notices and/or the applicable address for such communications and notices by giving notice thereof to the other party provided herein.

    17.3. Force Majeure.  Neither party shall be held responsible for any delay
          -------------
or failure in performance to the extent that such delay or failure is caused by fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond its control whether or not similar to the foregoing (each a "Force Majeure").

    17.4. Assignment.  Except as provided in this clause, neither party shall
          ----------
assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "Assignment") without the other party's prior written consent. Any attempted assignment in contravention of this shall be void and ineffective. Requests for authorization to assign rights and obligations should be directed in writing to:

If to Customer:                         If to Seller:

General Counsel                         Senior Contract Specialist
Advanced Radio Telecom Corp.            Lucent Technologies Inc.
500-108th Ave. NE., Ste. 2600           8400 East Prentice Avenue, Ninth Floor
Bellevue, WA  98004                     Englewood, CO  80111-2912
Tel:  425.688.8700                      Tel:  303.409.3472
Fax:  425.990.1642                      Fax: 303.714.0420

with a copy to:                         with a copy to:

President                               Assistant Vice President - Sales
Advanced Radio Telecom, Corp.           Lucent Technologies Inc.
500 - 108th Ave. NE, Ste. 2600          8400 East Prentice Avenue, Ninth Floor
Bellevue, WA  98004                     Englewood, CO  80111-2912

Tel:  425.688.8700                      Tel:  303.714.0440
Fax:  425.688.0703                      Fax: 303.714.0442

    17.5. Arbitration.  If a dispute arises out of or relates to this Agreement,
          -----------
or its breach, the parties agree to escalate such dispute to their respective senior executives for good faith negotiations seeking a mutually agreeable resolution. This demand for escalation shall be in writing and notice shall be served in accordance with the notice provision of this Agreement. If the dispute is not resolved through such escalation within fifteen (15) days after the date of escalation, the parties shall in good faith submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If the dispute is not resolved within thirty
(30) days of the date of escalation or such longer period as may be agreed by the parties, it shall be referred to a sole arbitrator selected by the parties or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. The arbitrator may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence, except as such disclosure may be necessary for the purpose of recording or otherwise acting upon the arbitrator's award or as may be required to comply with applicable law.

    17.6.  Independent Contractor.  All work performed by either party under
           ----------------------
this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other.

    17.7.  Confidentiality of Agreement.  Notwithstanding the obligations
           ----------------------------
contained in Article 12 (Use of Information) of this Agreement the parties shall keep all provisions of this Agreement, all Network designs and plans and any Order submitted hereunder (including, without limitation, Invoice Prices and related information) confidential except as reasonably necessary for performance by the parties hereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The disclosing party shall take all reasonable steps in compliance with applicable law and exercise all reasonable efforts directed by the non-disclosing party to secure a protective order, seek confidential treatment, or otherwise assure that this Agreement and/or any order will be withheld from the public record.

    17.8.  Amendments.  Any supplement, modification or waiver of any provision
           ----------
of this Agreement must be in writing and signed by authorized representatives of both parties.

    17.9.  Severability.  If any portion of this Agreement is found to be
           ------------
invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.

    17.10. Waiver.  If either party fails to enforce any right or remedy
           ------
available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

    17.11. Survival.  The rights and obligations of the parties which by their
           --------
nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

    17.12. Section Headings.  The section headings in this Agreement are
           ----------------
inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

    17.13. Choice of Law.  The construction and interpretation of, and the
           -------------
rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York without regard to its conflict of laws provision.

    17.14. Counterparts.  This agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                  ARTICLE 18

                               ENTIRE AGREEMENT

    18.1.  Entire Agreement.  The terms and conditions contained in this
           ----------------
Purchase Agreement supersede all prior oral or written understandings between the parties with respect to the subject matter hereof (including the General Agreement dated March 30, 1998) and constitute the entire agreement between the parties with respect to such subject matter. The preprinted terms and conditions on Customer's Orders or Seller's sales forms are deleted. The typed or handwritten provisions of an Order which are consistent with the terms of this Purchase Agreement along with the terms of this Purchase Agreement shall constitute the entire Agreement between the parties relating to said order. Notwithstanding the foregoing, the Co-Marketing Agreement attached hereto as Exhibit N remains in full force and effect.

                    [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.


LUCENT TECHNOLOGIES, INC.           ADVANCED RADIO TELECOM CORP.


By: ____________________________    By: _________________________________

Name: __________________________    Name: _______________________________

Title: _________________________    Title: ______________________________

Date: __________________________    Date: _______________________________

                              Schedule of Exhibits
                              --------------------


Exhibit A     Acceptance Test Procedures

Exhibit B     Network Specifications

Exhibit C     Products

Exhibit D     Licensed Materials

Exhibit E     Services

Exhibit F     Form of Responsibility Matrix

Exhibit G     Related Services

Exhibit H     Design Program for Point-to-Multipoint Radio Technology

Exhibit I     Invoice Prices

Exhibit J     Extended Warranties

Exhibit K     [Reserved]

Exhibit L     Escalation Procedures

Exhibit M     *********

Exhibit N     Co-Marketing Agreement

Exhibit O     Standard Delivery Intervals

Exhibit P     Form of Order

Exhibit Q     Provisional Acceptance Standards

*This confidential portion has been omitted and filed separately with the Commission.